Exhibit 10.61
EXPORT LOAN AGREEMENT
THIS EXPORT LOAN AGREEMENT between JPMorgan Chase Bank, N.A. and FuelCell Energy, Inc., a corporation organized and existing under the laws of Delaware (“Borrower”), is made and executed as of January 4, 2011. This Agreement governs the Credit Accommodations described herein. Borrower understands and agrees that: (a) in granting, issuing, renewing, or extending such Credit Accommodations, Lender is relying upon Borrower’s representations, warranties, and agreements set forth in this Agreement and the other Financing Documents; and (b) such Credit Accommodations shall be and remain subject to the following terms and conditions of this Agreement until all Borrower’s Obligations hereunder have been paid and performed in full.
ARTICLE I
CERTAIN DEFINED TERMS
Section 1.1 Definitions. Capitalized terms used but not defined in this Agreement shall have the meanings assigned those terms in the Borrower Agreement. As used herein, the following terms shall have the following meanings unless the context requires otherwise:
“Adjusted One Month LIBOR Rate” means, an interest rate per annum equal to the sum of (i) 2.50% per annum plus (ii) the quotient of (a) the interest rate determined by Lender by reference to the Reuters Screen LIBOR01 Page (or on any successor or substitute page) to be the rate at approximately 11:00 a.m. London time, on such date or, if such date is not a Business Day, on the immediately preceding Business Day, for dollar deposits with a maturity equal to one (1) month divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to dollar deposits in the London interbank market with a maturity equal to one (1) month.
“Affiliate” shall mean any person, corporation or other entity directly or indirectly controlling, controlled by or under common control with the Borrower and any director or officer of the Borrower or any subsidiary of the Borrower.
“Agreement” shall mean this Export Loan Agreement, as it may be amended, modified, restated, renewed and extended from time to time, together with all exhibits and schedules attached hereto from time to time. This Agreement is the Loan Agreement referred to in the Borrower Agreement.
“Borrower” shall mean FuelCell Energy, Inc. and its successors and assigns.
“Borrower Agreement” shall mean the Borrower Agreement relating to the Loan executed by Borrower for the benefit of Lender and Ex-Im Bank, in the form prescribed by Ex-Im Bank attached hereto as Exhibit A.
“Borrower’s Obligations” shall mean all loans, advances, debts, expenses, fees, liabilities, and obligations, including any accrued interest thereon, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by Borrower to Lender, of any kind or nature, present or future, arising in connection with the Loan. Borrower’s Obligations are the Loan Facility Obligations, as defined in the Borrower Agreement, and are included in the Liabilities, as defined in the Security Agreement and the Guaranty.

“Business Day” means a day (other than a Saturday or Sunday) on which banks generally are open in Connecticut and/or New York for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market.
“CB Floating Rate” means the Prime Rate; provided that the CB Floating Rate shall never be less than the Adjusted One Month LIBOR Rate. Any change in the CB Floating Rate due to a change in the Prime Rate or the Adjusted One Month LIBOR Rate shall be effective from and including the effective date of such change in the Prime Rate or the Adjusted One Month LIBOR Rate, respectively.
“CBFR Interest” means interest accrued at the CB Floating Rate as contemplated by Section 2.5.
“Collateral” shall mean all real or personal property and interests in real and personal property in and upon which Lender has been granted a Lien, including the Security Interest, as security for the payment and performance of Borrower’s Obligations and all Proceeds thereof.
“Credit Period” shall be the period commencing on the Effective Date (as defined in the Borrower Agreement) and ending on the Stated Final Disbursement Date.
“Default” means any Event of Default or any event or circumstance which will constitute an Event of Default after notice or the passage of time or both.
“Default Rate” shall mean the interest otherwise applicable to the Credit Accommodations, plus three percent (3%).
“Dollars” and the sign “$” shall mean dollars in lawful money of the United States of America and, in relation to all payments in Dollars hereunder, (i) same day funds paid through the Regional Clearing House Interbank Payments System, or (ii) immediately available funds paid through the Regional Federal Reserve Bank, or (iii) such other funds as may then be required by the customary procedure of member banks of the Regional Clearing House Association for the settlement of payments.
“Domestic Credit Agreements” shall mean, collectively, the following agreements together with all amendments, modifications and extensions thereof: (i) that certain Purchasing Card Agreement governing the $1,800M internal guidance line to support business credit card use; (ii) Application and Agreement for Irrevocable Standby Letter of Credit dated January 13, 2010, executed by the Borrower, as applicant for the letter of credit in the amount of up to $333,000 described therein, to the Lender; (iii) Application and Agreement for Irrevocable Standby Letter of Credit dated November 17, 2008, executed by the Borrower, as applicant for the letter of credit in the amount of up to $570,895 described therein, to the Lender; (iv) Application and Agreement for Irrevocable Standby

Letter of Credit dated May 12, 2010, executed by the Borrower, as applicant for the letter of credit in the amount of up to $3,233,149 described therein, to the Lender, (v) Application and Agreement for Irrevocable Standby Letter of Credit dated May 12, 2010, executed by the Borrower, as applicant for the letter of credit in the amount of up to $3,121,999 described therein, to the Lender, (vi) Continuing Pledge Agreement dated as of April 4, 2007 executed by the Borrower in favor of the Lender; (vii) Control Agreement dated as of April 4, 2007 executed among the Borrower, the Lender and J.P. Morgan Securities Inc., as securities intermediary; (viii) Assignment of Deposit(s) dated as of November 3, 2008 executed by the Borrower in favor of the Lender; (ix) Assignment of Deposit Account dated as of January 13, 2010 executed by the Borrower in favor of the Lender; and (x) Assignment of Deposit Account dated as of May 12, 2010 executed by the Borrower in favor of the Lender.
“Eligible Export-Related Accounts Receivable” means any Accounts which (a) arise as a result of the export sale of Items, (b) are eligible for insurance under the Ex-Im Bank Short-Term Comprehensive Insurance Program but are not insured due to policy limitations, (c) are not more than 60 days past due, and (d) are not supported by sight drafts or letters of credit. In no event will Eligible Export-Related Accounts Receivable include (i) any Accounts Receivable of the types described in paragraphs (a) through (bb) of the definition of Eligible Export-Related Accounts Receivable in the Borrower Agreement or (ii) any Accounts Receivable of any single Buyer whenever the portion of the Accounts Receivable of such Buyer which have not been paid within sixty (60) days from the due date is in excess of 50% of the total amount outstanding on all Accounts Receivable payable by such Buyer.
“Event of Default” shall have the meaning assigned to such term in Section 8.1 of this Agreement.
“Ex-Im Bank” shall mean the Export-Import Bank of the United States, its successors and assigns.
“Ex-Im Bank Guarantee” shall mean the Master Guarantee Agreement between Lender and Ex-Im Bank, together with (i) the Super Delegated Authority Letter Agreement between Lender and Ex-Im Bank, (ii) the Affiliate Guarantee Authorization Agreement between Lender and Ex-Im Bank and (iii) the Loan Authorization Notice.
“Export-Related Borrowing Base” shall mean, at the date of determination thereof, (a) the sum of (i) the Export-Related Inventory Value multiplied by the Advance Rate applicable to Eligible Export-Related Inventory set forth in Section 5.B.(1.) of the Loan Authorization Notice plus (ii) the Export-Related Accounts Receivable Value multiplied by the Advance Rate applicable to Eligible Export-Related Accounts Receivable set forth in Section 5.B.(2.) of the Loan Authorization Notice, less (b) such reserves and in such amounts deemed necessary and proper by Lender from time to time.
“Export-Related Borrowing Base Certificate” shall mean a Borrowing Base Certificate in the form attached hereto as Exhibit B.

“Export-Related Collateral” shall mean all Export-Related Inventory, Export-Related Accounts Receivable (as such term of modified pursuant to the terms of the Waiver Letter), Export-Related General Intangibles, and all Proceeds.
“Financing Documents” shall mean, collectively, this Agreement, the Note, the Security Agreement, the Guaranty, the Borrower Agreement, the Ex-Im Bank Guarantee, the Waiver Letter, the Letter of Credit Application(s), all Letters of Credit issued pursuant hereto, and any other documents, certificates and agreements which are executed and delivered by Borrower or any other Person evidencing, securing, guaranteeing or otherwise relating to Borrower’s Obligations. The Financing Documents are the Loan Documents, as defined in the Borrower Agreement.
“Highest Lawful Rate” shall mean the maximum nonusurious rate of interest permitted to be charged by applicable Federal or Connecticut law (whichever permits the higher lawful rate) from time to time in effect.
“Incorporated Covenants” shall have the meaning given such term in Article VII.
“Lender” means JPMorgan Chase Bank, N.A., its successors and assigns.
“Letter of Credit Application” shall mean an Application and Agreement for Irrevocable Standby Letter of Credit or an Application and Agreement for Irrevocable Commercial Letter of Credit, as the case may be, in such form as is provided by Lender to Borrower and which is executed by Borrower and delivered to Lender in connection with a request for the issuance of a Standby Letter of Credit or a Commercial Letter of Credit, respectively, pursuant to this Agreement.
“LIBOR Advance” means the outstanding principal amount of the Note that is accruing interest at the LIBOR Rate as provided in Section 2.5.
“LIBOR Interest” means interest accruing at the LIBOR Rate as contemplated by Section 2.5.
“LIBOR Period” means, the period commencing on the day the Borrower specifies as the day any part of the outstanding principal balance of the Note is to begin to accrue interest at the LIBOR Rate as contemplated by Section 2.5 and ending on the numerically corresponding day in the calendar month that is one month thereafter, and each period of one month thereafter commencing on the last day of the preceding LIBOR Period until the Borrower elects to thereafter have no part of the outstanding principal balance of the Note accrue interest at the LIBOR Rate pursuant to Section 2.5(e); provided, that (i) if any such LIBOR Period would end on a day other than a Business Day, such LIBOR Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such LIBOR Period shall end on the next preceding Business Day, (ii) any LIBOR Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the next succeeding calendar month) shall end on the last Business Day of the next succeeding calendar month, and (iii) any LIBOR Period that would otherwise end after the Stated Final Disbursement Date shall end on the Business Day after the Stated Final Disbursement Date.

“LIBOR Rate” means, for any LIBOR Period, the interest rate per annum equal to the sum of (i) 1.50% plus (ii) quotient of (a) the interest rate determined by Lender by reference to the Reuters Screen LIBOR01 Page (or on any successor or substitute page) to be the rate at approximately 11:00 a.m. London time, on the second Business Days immediately preceding the first day of the LIBOR Period for dollar deposits with a maturity equal to one (1) month divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to dollar deposits in the London interbank market with a maturity equal to one (1) month.
“Loan” means the credit facility described in Section 2.1. The Loan is the Loan Facility, as defined in the Borrower Agreement.
“Loan Authorization Notice” shall mean the Loan Authorization Notice executed by Lender and delivered to and acknowledged by Ex-Im Bank setting forth the terms and conditions of the Loan, a copy of which is attached hereto as Exhibit C. The Loan Authorization Notice is the Loan Authorization Notice, as defined in the Borrower Agreement.
“Maturity Date” shall mean the first Business Day following the Stated Final Disbursement Date; provided, however, that with regard to Letter of Credit Obligations outstanding on the Stated Final Disbursement Date, the Maturity Date for any Disbursement under the Letter(s) of Credit related thereto shall be the first Business Day following the date of such Disbursement.
“Note” shall mean the promissory note of even date herewith in the original principal amount of Five Million and No/100 Dollars ($5,000,000) executed by Borrower and payable to Lender evidencing the outstanding principal balance of the Disbursements, together with all renewals, extensions, modifications, refinancings and consolidations of and substitutions for such promissory note.
“Prime Rate” means the rate of interest per annum announced from time to time by the Lender as its prime rate. The Prime Rate is a variable rate and each change in the Prime Rate is effective from and including the date the change is announced as being effective. THE PRIME RATE IS A REFERENCE RATE AND MAY NOT BE THE BANK’S LOWEST RATE.
“Proceeds” or “proceeds” shall mean, when used with respect to any of the Collateral, all products and proceeds, cash and non-cash, within the meaning of the UCC and shall include the proceeds of any and all contracts, letters of credit and insurance policies.
“Property” means any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.
“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

“Reserve Requirement” means, with respect to any LIBOR Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D.
“Requirement of Law” means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its Property or to which the Person or any of its Property is subject.
“Security Agreement” shall mean the Security Agreement of even date herewith, executed by Borrower in favor of Lender creating the Security Interest in the Collateral described therein, together with all amendments, modifications and extensions thereof.
“Security Interest” is the security interest in the Collateral created pursuant to the Security Agreement.
“Stated Final Disbursement Date” means the date stipulated as the Final Disbursement Date in Section 10 of the Loan Authorization Notice.
“Waiver Letter” shall mean that, collectively, (i) that certain letter dated August 2, 2010 to Lender from Ex-Im Bank, (ii) that certain letter dated November 10, 2010 to Lender from Ex-Im Bank, (iii) that certain letter dated December 13, 2010 and (iv) that certain e-mail correspondence dated December 16, 2010, pursuant to which Ex-Im Bank waives some requirements under the Master Guarantee Agreement, subject to the conditions specified therein.
Section 1.2 Accounting Terms. All accounting terms used but not defined in this Agreement or the Borrower Agreement shall be construed in accordance and conformity with GAAP applied on a consistent basis. Except as expressly provided herein, terms used herein that are defined in the UCC and are not otherwise defined in this Agreement or the Borrower Agreement shall have the meanings assigned to such terms in the UCC.
ARTICLE II
TERMS AND CONDITIONS
Section 2.1 Advances and Letters of Credit.
(a) Subject to the provisions of this Agreement, including without limitation the satisfaction of the conditions described in Article III, Lender agrees to establish a Revolving Loan Facility pursuant to which Lender may, in its sole discretion upon request of Borrower, make and incur Credit Accommodations in support of Export Orders, provided the Credit Accommodation Amount at any time shall not exceed the lesser of (i) the Maximum Amount, and (ii) the Export-Related Borrowing Base. All Letters of Credit issued shall be in Dollars and all Disbursements shall be made in Dollars.

(b) Lender may agree to make advances directly to Borrower or for Borrower’s account during the Credit Period, it being expressly agreed that Lender has no commitment to do so. Borrower shall request each advance under the Loan by delivering to Lender a written request therefore, an Export-Related Borrowing Base Certificate, a copy of the Export Order(s) against which Borrower is requesting an advance, and such other information and documentation as Lender may require, in accordance with Section 6.10. Upon receipt of the above described information and documents by Lender, Lender shall make such advance within five (5) Business Days following Lender’s determination that all conditions to the making of such advance have been satisfied. Each advance shall be conclusively deemed to have been made at the request of and for the benefit of Borrower (a) when credited to any deposit account of Borrower maintained with Lender, or (b) when advanced in accordance with the instructions of an authorized Person. Lender, at its option, may set a cutoff time, after which all requests for advances under the Loan will be treated as having been requested on the next succeeding Business Day.
(c) Lender may agree to issue Letters of Credit on behalf of Borrower or for Borrower’s account from time to time during the Credit Period, it being expressly agreed that Lender has no commitment to do so. Standby Letters of Credit may be issued for Borrower’s account for use as a performance bond, which Standby Letters of Credit can be drawn upon by Buyers only if Borrower fails to perform its obligations with respect to the relevant Export Order. Each Disbursement to fund a drawing under a Standby Letter of Credit shall conclusively be deemed to have been made when advanced in accordance with a draw request or instructions of an authorized Person. Each Letter of Credit will be in form and substance satisfactory to Lender and if approved for issuance by Lender in its sole discretion, will be issued by Lender as soon as practicable following (a) Lender’s receipt of a completed Letter of Credit Application, an Export-Related Borrowing Base Certificate, a copy of the Export Order with respect to which Borrower is requesting a Letter of Credit, and such other information and documentation as Lender may require, in accordance with Section 6.10; and (b) Lender’s determination that all conditions to issuing such Letter of Credit have been satisfied, including but not limited to the Borrower’s obligation to provide and maintain adequate collateral in the amount equivalent to twenty-five percent (25%) of the undrawn amount of each Letter of Credit issued hereunder. In no event shall (i) the expiry date of any Letter of Credit be later than twelve (12) months from the date of issuance of such Letter of Credit. Lender shall not be requested to issue during the last sixty (60) days of the Credit Period any Letter of Credit which will expire after the Stated Final Disbursement Date unless Lender agrees in writing to a renewal of the Loan, or Ex-Im Bank’s prior written approval of the issuance of such Letter of Credit is obtained.
(d) The terms and conditions of each Letter of Credit Application delivered by Borrower and accepted by Lender hereunder, including without limitation terms related to reimbursement of amounts drawn and the payment of fees and interest, are incorporated herein by this reference; provided, however, that (a) no provisions subjecting Lender and Borrower to arbitration or other dispute resolution provisions contained in any Letter of Credit Application shall be incorporated into this Agreement or applicable to Letters of Credit issued pursuant to this Agreement, and (b) to the extent that there is any conflict between the terms and conditions of any Letter of Credit Application and this Agreement, the terms of this Agreement shall prevail, except for (i) definitions contained in any Letter of Credit Application, (ii) if there is any provision contained in any Letter of Credit Application which subjects the Letter of Credit issued pursuant thereto to the UCP, the UCP shall prevail and (iii) if there is any provision contained in any Letter of Credit Application for a Standby Letter of Credit which subjects the Standby Letter of Credit issued pursuant thereto to the ISP, the ISP shall prevail.
(e) The outstanding principal balance of Disbursements hereunder shall be evidenced by the Note and shall be repaid as set forth in Section 2.3 below.

(f) Interest on the outstanding principal balance of the Note shall accrue and be payable as set forth in Section 2.5 below.
(g) If the Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for the Lender to make the Disbursements and have interest accruing thereon on the basis of the LIBOR Rate, then, on notice thereof by the Lender to the Borrower, the Disbursements shall thereafter accrue interest at the CB Floating Rate until the Bank notifies the Borrower that the circumstances giving rise to such determination no longer exist. If the Bank determines that for any reason adequate and reasonable means do not exist for determining the LIBOR Rate for any LIBOR Period, or that the LIBOR Rate does not adequately and fairly reflect the cost to the Bank of making or maintaining the Disbursements, (i) the Bank will promptly so notify the Borrower, and (ii) thereafter, the obligation of the Bank to make or maintain the Disbursements with interest accruing thereon on the basis of the LIBOR Rate shall be suspended until the Lender revokes such notice in writing.
Section 2.2 Credit Accommodations.
(a) The amount of the Credit Accommodations available to be made or incurred hereunder at any particular time from time to time shall be equal to the difference between (a) the lesser at such time of (i) the Maximum Amount, or (ii) the Export-Related Borrowing Base; and (b) the Credit Accommodation Amount at such time. The Export-Related Borrowing Base shall be determined in accordance with this Agreement, the Borrower Agreement, the Waiver Letter and the Export-Related Borrowing Base Certificate. Any Eligible Export-Related Account Receivable included in the Export-Related Borrowing Base which subsequently fails to satisfy any of the applicable eligibility criteria shall immediately cease to be included in the Export-Related Borrowing Base.
(b) Notwithstanding anything contained in this Agreement to the contrary:
(i) Lender shall not undertake any new Credit Accommodation under this Agreement:
(A) after the Stated Final Disbursement Date;
(B) during the continuance of an Event of Default hereunder;
(C) if such Credit Accommodation has been or will be used in a manner prohibited by the Borrower Agreement; or
(D) if no outstanding Export Order(s) exist with respect to Borrower.
(ii) No Warranty Letters of Credit shall be issued by Lender under this Agreement without the prior written approval of Lender and Ex-Im Bank; and if such approval is obtained, any Warranty Letter of Credit so approved shall be issued only upon the satisfaction of all conditions to such issuance, including reserves from the Export-Related Borrowing Base, established by Lender and Ex-Im Bank.

Section 2.3 Payments and Prepayment of Borrower’s Obligations
(a) Borrower’s Obligations shall be paid (and may be prepaid) in accordance with the provisions of this Agreement, the Borrower Agreement and the Note. Unless sooner due and payable or paid pursuant to the other provisions of this Agreement, the Borrower Agreement and the Note, Borrower shall pay to Lender in full on the Maturity Date all outstanding Borrower’s Obligations, including, without limitation, the aggregate principal amount of all Disbursements then outstanding and all accrued but unpaid interest, together with all other applicable fees, costs and charges, if any, not yet paid. Disbursements made to Borrower or for Borrower’s account and repaid by Borrower during the Credit Period may, at the option of Lender and at Borrower’s request, be available on a continuous basis until the Stated Final Disbursement Date to fund Credit Accommodations made or incurred under the Loan in accordance with the terms of this Agreement and the Borrower Agreement.
(b) In accordance with the Borrower Agreement, upon demand by Lender, Borrower shall provide additional Collateral or make additional payment(s) to Lender to ensure that at all times (i) the Export-Related Borrowing Base equals or exceeds the Disbursements; and (ii) the outstanding principal balance of the Credit Accommodations that is supported by Eligible Export-Related Inventory does not exceed sixty percent (60%) of the sum of (y) the outstanding principal balance of the Disbursement(s), and (z) the undrawn face amount of all outstanding Commercial Letters of Credit hereunder.
(c) All payments made by or received from Borrower or for Borrower’s account in respect of Borrower’s Obligations (including prepayments by Borrower and Proceeds received by Lender) shall be applied by Lender first to the payment of accrued and unpaid interest, second to the payment of the principal amount of Borrower’s Obligations, and third to any unpaid costs, fees and expenses due under this Agreement and the other Financing Documents.
(d) If (i) any payment or prepayment of principal of any LIBOR Advance is made other than on the last day of the LIBOR Period for such LIBOR Advance or (ii) if Borrower fails to make a principal or interest payment with respect to any LIBOR Advance on the date such payment is due and payable, Borrower shall on demand pay to Lender any amounts required to compensate Lender for any additional losses, out-of-pocket costs or expenses which it may reasonably incur as a result of such payment or nonpayment, including any loss, cost or expense actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by Lender to fund or maintain such LIBOR Advance. A certificate of Lender setting forth any amount or amounts that Lender is entitled to receive pursuant to this Section shall be delivered to Borrower and shall be conclusive absent manifest error.

Section 2.4 Reliance by Lender on Communications and Authorizations from Borrower. In making or incurring any Credit Accommodation pursuant to this Agreement and the other Financing Documents, Lender shall be authorized to rely on any Export-Related Borrowing Base Certificate, Letter of Credit Application, or other information, documentation, notice or communication which appears to have been executed and delivered by any of the authorized representatives of Borrower who are designated in the general certificate delivered by Borrower to Lender. In the event that the Person(s) authorized to execute and deliver such documents or to take action hereunder on behalf of Borrower become(s) unavailable or unable to do so, Borrower promptly shall appoint one or more successor representative(s) and shall furnish Lender with a certificate satisfactory to Lender which shall contain a copy of the resolutions or other actions taken by Borrower to authorize such appointment(s) and the specimen signature of each Person so appointed to act on behalf of Borrower pursuant to this Agreement.
Section 2.5 Interest.
(a) The outstanding principal balance of the Note shall bear interest at the option of the Borrower at either the CB Floating Rate or the LIBOR Rate, in each case as specified by Borrower to Bank in writing in form acceptable to Lender pursuant to paragraph (e) of this Section 2.5; provided that (A) if prior to the commencement of any LIBOR Period Lender determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBOR Rate; or the Lender determines that the LIBOR Rate will not adequately and fairly reflect the cost to Lender of making or maintaining any LIBOR Advance, then the entire outstanding principal balance of the Note shall accrue interest at the CB Floating Rate; and (B) the outstanding principal amount of the Note not paid when due will bear interest from its due date until paid at the Default Rate. Notwithstanding the foregoing, if at any time the rate determined to be applicable to the outstanding principal balance of the Note pursuant to the foregoing sentence (the “Contract Rate”) exceeds the Highest Lawful Rate, the actual rate of interest to accrue on such principal amount will be limited to the Highest Lawful Rate, but any subsequent reductions in the Contract Rate for any reason will not reduce the interest rate payable on such amount below the Highest Lawful Rate until the total amount of interest accrued on such principal amount equals the amount of interest which would have accrued if the Contract Rate had at all times been in effect.
(b) Notwithstanding the foregoing, during the occurrence and continuance of an Event of Default, the Lender may, at its option, by notice to the Borrower (which notice may be revoked at the option of the Lender), declare that the entire outstanding principal balance of the Note shall bear interest at the Default Rate.
(c) CBFR Interest shall be paid on the last day of each calendar month and LIBOR Interest shall be paid on the last day of each applicable LIBOR Period; provided that (i) Default Interest shall be payable on demand, and (ii) in the event of any repayment or prepayment of the Note, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment.
(d) All CBFR Interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and all LIBOR Interest shall be computed on the basis of a year of 360 days, and in each case shall be payable for the actual number of days elapsed. The applicable CB Floating Rate or LIBOR Rate shall be determined by the Lender, and such determination shall be conclusive absent manifest error.

(e) At any time and from time to time, Borrower may notify Lender in writing in form acceptable to Lender of what portion of the outstanding principal amount of the Note Borrower elects to accrue interest at the LIBOR Rate and the first day of the LIBOR Period to apply thereto, which day shall be at least three Business Days after the date of such notice; and the remaining outstanding principal balance of the Note shall accrue interest at the CB Floating Rate; provided that (i) at no time may more than one LIBOR Period be in effect; (ii) the minimum outstanding principal amount of any LIBOR Advance shall be $100,000; and (iii) in the event Borrower fails to so notify Lender that a portion of the outstanding principal balance of the Note is to accrue interest at the LIBOR Rate, Borrower shall be deemed to have elected the CB Floating Rate to be the rate of interest applicable to the entire outstanding principal balance of the Note; and (iv) in the event Borrower fails to notify Lender at least three Business Days prior to the last day of any LIBOR Period that Borrower elects to change the outstanding principal amount of the LIBOR Advance for a new LIBOR Period, Borrower shall be deemed to have elected to continue to have the same amount continue to accrue interest at the LIBOR Rate for an additional LIBOR Period commencing on the last day of the current LIBOR Period.
ARTICLE III
CONDITIONS PRECENDENT
Section 3.1 Conditions to Credit Accommodation. Lender may elect in its sole discretion to make or not to make any Credit Accommodation requested Borrower, it being expressly agreed that Lender has no commitment to do so hereunder. Prior to making a decision about any requested Credit Accommodation, Lender requires satisfaction of each of the following conditions precedent, with all documents, instruments, opinions, reports, and other items described below to be in form and substance satisfactory to Lender:
(a) Lender shall have received evidence that this Agreement and all other Financing Documents have been duly authorized, executed, and delivered by the parties thereto and shall be and remain valid and enforceable.
(b) To the extent not previously received by Lender, Lender shall have received a general certificate of the Secretary of Borrower, dated no later than the date of the execution and delivery of this Agreement, certifying (i) that attached thereto is a true, complete and correct copy of Borrower’s organizational documents as then in effect, (ii) that attached thereto is a true, complete and correct copy of resolutions adopted by the board of directors or similar governing body of Borrower authorizing the execution and delivery of this Agreement and each of the other Financing Documents and authorizing Borrower to incur Borrower’s Obligations and to perform all other covenants and agreements of Borrower contained in this Agreement and in the other Financing Documents, and (iii) as to the incumbency and specimen signature of each officer of Borrower who is authorized to execute and deliver this Agreement, all Export-Related Borrowing Base Certificates and Letter of Credit Applications to be delivered pursuant hereto, and any other Financing Documents and other instruments, certificates and documents to be executed and delivered by Borrower hereunder.
(c) Lender shall have received satisfactory evidence that the insurance which Borrower is required to maintain pursuant to this Agreement, including but not limited to the insurance described in Section 6.6, is in full force and effect.
(d) Borrower shall have paid all of the fees, costs and expenses which are due and payable under this Agreement and any other Financing Document.

(e) Ex-Im Bank shall have acknowledged to Lender Ex-Im Bank’s receipt of the Loan Authorization Notice to Lender effecting the coverage of Borrower’s Obligations under the Ex-Im Bank Guarantee.
(f) All conditions set forth in the Loan Authorization Notice that were to be satisfied as of the date of Lender’s making or incurring the requested Credit Accommodation shall have been satisfied, and Lender otherwise shall be permitted under the Ex-Im Bank Guarantee to make and incur Credit Accommodations hereunder.
(g) All legal matters incident to the Loan and all documents necessary in the opinion of Lender to the making or incurring of Credit Accommodations shall be satisfactory in all respects to counsel for Lender.
(h) All Liens, including the Security Interest, in and upon the Collateral shall have been duly authorized, created and perfected, (i) with first priority, with respect to the Collateral described in Section 6(A) of the Loan Authorization Notice, and (ii) with the priorities set forth in Sections 6(E) and (F) of the Loan Authorization Notice with respect to other Collateral, in each case subject only to Permitted Liens, and shall be and remain valid and enforceable.
(i) Lender, at its option and for its sole benefit, shall have conducted an audit of the Collateral, books, records, and operations, and Lender shall be satisfied as to their condition.
(j) Lender shall have received a completed and executed Export-Related Borrowing Base Certificate and any other information and documentation that Lender may require, in accordance with Section 4.3 hereof.
(k) (i) Borrower shall have complied with, and shall then be in compliance with, all the terms, covenants, and conditions of this Agreement, the Borrower Agreement, and all other Financing Documents which are binding upon it, (ii) there shall exist no Event of Default under this Agreement, and (iii) all representations and warranties of Borrower contained in this Agreement and all other Financing Documents shall be true and correct.
(l) Borrower shall have complied with, and shall then be in compliance with, all the terms, covenants, and conditions of any other agreement now existing or hereafter arising between Lender and Borrower, and there shall exist no default or event of default thereunder.
(m) Borrower shall have complied with applicable laws, and regulations in each instance in which Borrower has generated, handled, used, stored or disposed of any hazardous or toxic waste or substance, on or off its premises (whether or not owned by Borrower). Borrower shall have no material contingent liability for non-compliance with environmental or hazardous waste laws. Borrower shall have not received any notice that it or any of its property or operations does not comply with, or that any governmental authority is investigating its compliance with, any environmental or hazardous waste laws.
(n) There shall have been no material adverse change in the business, condition (financial or otherwise), operations, performance, property or prospects of Borrower or the Borrower’s subsidiaries since December 31, 2009.

(o) Lender shall have received from Borrower an Economic Impact Certification covering the Items described in Paragraph 4.A of the Loan Authorization Notice.
ARTICLE IV
SECURITY
Section 4.1 Collateral. To secure payment and performance of all Borrower’s Obligations, Borrower shall grant to Lender valid, enforceable and duly perfected Liens, including the Security Interest, on all Collateral. The Liens shall be of first priority with respect to the Collateral described in Section 6(A) of the Loan Authorization Notice, and the Liens shall have the priorities set forth in Sections 6(E) and (F) of the Loan Authorization Notice with respect to the other Collateral, in each case subject only to Permitted Liens. Borrower agrees that Lender shall have in respect of all Collateral that is subject to the UCC all of the rights and remedies of a secured party under the UCC in all states in which any portion of the Collateral may be located, as well as those provided in this Agreement. In the event Lender has extended or extends a loan or other credit accommodation to Borrower in addition to the Loan and receives a Lien on any assets or property, the Lien on such assets and property shall also secure Borrower’s Obligations, and Borrower agrees to execute such documents and instruments as Lender requires to extend such security to Borrower’s Obligations.
Section 4.2 Perfection of Security Interest. Borrower agrees to the filing of financing statements and the execution of other documents and to take whatever other actions are requested by Lender to perfect and continue Lender’s Liens upon the Collateral. Borrower hereby appoints Lender as its irrevocable attorney-in-fact for the purpose of executing any financing statements and other documents necessary to perfect or to continue its Liens. Lender may at any time, and without further authorization from Borrower, file a copy, photograph, facsimile, or other reproduction of any financing statement for use as a financing statement. Borrower will reimburse Lender for all expenses for the perfection, termination, and the continuation of the perfection of Lender’s Liens upon the Collateral. Borrower will promptly notify Lender of any change in Borrower’s name including any change to the assumed business names of Borrower. Borrower also will promptly notify Lender of any change in Borrower’s social security number or employer identification number. Before any cash Collateral shall be included in the Export-Related Borrowing Base, the Borrower shall cause each deposit account or other bank account in which such cash is deposited to be subject to a first priority lien in favor of Lender pursuant to an account control agreement in form and substance satisfactory to Lender. The Lender’s Security Interest in any Export-Related Accounts Receivable shall be further perfected by Borrower’s execution and delivery to Lender of any instruments, the giving of any notices and the taking of any additional steps that may be required under foreign law in order to ensure the effectiveness of the assignment of such Export-Related Accounts Receivable against the Buyer.

Section 4.3 Collateral Records and Reports; Field Examinations. Borrower does now, and at all times hereafter shall keep correct and accurate books and records of the Collateral, all of which books and records shall be available to Lender or Lender’s representative upon demand for inspection and copying at any reasonable time. In this connection, Borrower acknowledges that Lender is required by Ex-Im Bank to perform (or contract to perform) a field examination of Borrower and the Collateral in accordance with Lender’s customary procedures but in no event less than every six months. Such field examination shall include without limitation an inspection and valuation of Inventory and Other Assets, a book audit of Accounts Receivable and a review of the Accounts Receivable Aging Report. Borrower further acknowledges that Lender is required by the Ex-Im Bank to perform (or contract to perform) a review of Borrower’s sales records at least on a quarterly basis. For Revolving Loan Facilities, if Lender elects in its sole discretion to make Credit Accommodations based upon summaries of Export Orders, then at least once each quarter, Lender shall review a sampling selected by Lender of those Export Orders representing at least ten percent (10%) of the aggregate Dollar volume of Export Orders and ten percent (10%) of the number of Export Orders supporting Credit Accommodations made or incurred during the past quarter. Specifically with respect to Export-Related Collateral, Borrower agrees to keep and maintain such books and records as Lender may require. Borrower shall submit to Lender in writing from time to time upon Lender’s request and in any event no later than twenty (20) days after the end of each calendar month (a) an Accounts Receivable Aging Report for the immediately preceding month, which report shall include the customer name, Dollar amount due and number of days outstanding for each Export-Related Account Receivable, (b) an Inventory schedule for the immediately preceding month, which schedule shall include the location of each Item of Inventory, (c) information concerning the status of completion of Export Orders, and (d) such other information, reports, contracts, invoices and other data relating to the Collateral as Lender may request.
Section 4.4 Payment under Borrower Letters of Credit. If the letter of credit payment terms for the country specified in a certain Export Order are specified in the Country Limitation Schedule with respect to such country, Borrower shall require that each commercial letter of credit issued for its benefit with respect to any Export-Related Account Receivable or Export-Related Inventory arising out such Export Order shall provide that all payments of drawings thereunder shall be paid for the account of Borrower directly to Borrower’s account with Lender, or, alternatively, that payment shall be made only to Lender’s account.
Section 4.5 Assignment of Foreign Credit Insurance Policy Proceeds and Buyer/Supplier Financing. Borrower shall, simultaneously with the execution of this Agreement and as and when such policies are put into effect or financing is obtained by Borrower for the benefit of any Buyer, at any time prior to the payment and performance in full of Borrower’s Obligations, assign to Lender the proceeds of all foreign credit insurance policies maintained by Borrower and any financing obtained by Borrower for the benefit of any Buyer, including, without limitation, any financing the repayment of which is guaranteed or insured by Ex-Im Bank or any other expert credit agency, such assignment to provide for payment to be made directly into Borrower’s account with Lender or to Lender.
Section 4.6 Loss of Collateral. Lender shall not be liable for the loss of any Collateral in its possession, nor shall such loss diminish Borrower’s Obligations.
Section 4.7 Negative Pledge. Until the Borrower’s Obligations hereunder have been paid in full, unless the Bank otherwise consents in writing, the Borrower agrees that it shall not create or agree to create, any Lien on the Collateral, except for Permitted Liens or Liens created for the benefit of Lender to secure the Borrower’s Obligations.

ARTICLE V
REPRESENTATIONS AND WARRANTIES
Borrower represents and warrants the following to Lender and Ex-Im Bank, as of the Effective Date, as of the date each Credit Accommodation is made or incurred hereunder, as of the date of any renewal, extension or modification of the Loan, and at all times any of Borrower’s Obligations are outstanding, and it is the affirmative obligation of Borrower to notify Lender in writing promptly, but in any event within five (5) Business Days, of any occurrence, circumstance or fact which would affect its ability to make the representations and warranties contained herein:
Section 5.1 Organization and Authority. Borrower is a corporation which is duly organized, validly existing, and in good standing under the laws of the state of Borrower’s formation and is duly qualified and in good standing in all other states in which Borrower is doing business except where the failure to so qualify would not be expected to have a Material Adverse Effect. Borrower has the full power and authority to own its properties and to transact the businesses in which it is presently engaged or presently proposes to engage. Borrower has not been suspended or debarred from doing business with the United States government. The execution, delivery, and performance of this Agreement and all other Financing Documents to which Borrower is a party have been duly authorized by all necessary action by Borrower; do not require the consent or approval of any other Person; and do not conflict with, result in a violation of, or constitute a default under (a) any provision of Borrower’s organizational documents or any other agreement or instrument binding upon Borrower, or (b) any law, governmental regulation, court decree, or order applicable to Borrower. Borrower has all requisite power and authority to execute and deliver this Agreement and all other Financing Documents to which Borrower is a party.
Section 5.2 Financial Condition. Each financial statement of Borrower supplied to Lender fairly discloses financial condition of Borrower as of the date of each such statement, and there has been no material change in Borrower’s financial condition subsequent to the date of the most recent financial statement supplied to Lender, which has had or could reasonably be expected to have a Material Adverse Effect. Borrower has no material contingent obligations except as disclosed in such financial statements.
Section 5.3 Legal Effect. This Agreement and all other Financing Documents to which Borrower is a party constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, except as limited by applicable bankruptcy and creditors’ rights laws, or principles of general equity.
Section 5.4 Properties. Borrower is the sole owner of, and has good title to, all of Borrower’s properties free and clear of all security interests except for Permitted Liens and Liens in favor of Lender. Title to all of Borrower’s properties are in Borrower’s legal name, and Borrower has not used, or filed a UCC financing statement under, any other name for at least the last six (6) years. Borrower possesses all permits, licenses, patents, trademarks, and copyrights required to conduct its business. All easements, rights-of-way and other rights necessary to maintain and operate Borrower’s property have been obtained and are in full force and effect.

Section 5.5 Compliance. Except as disclosed to and acknowledged by Lender in writing, (a) Borrower is conducting Borrower’s businesses in material compliance with all applicable federal, state and local laws, statutes, ordinances, rules, regulations, orders, determinations and court decisions, including, without limitation, those pertaining to health or environmental matters, and (b) Borrower otherwise does not have any contingent liability in connection with the release into the environment, disposal or the improper storage of any toxic or hazardous substance or solid waste which has had or could reasonably be expected to have a Material Adverse Effect.
Section 5.6 Licenses. All necessary licenses, permits and authorizations required for the exporting of Items have been or will be timely obtained by Borrower, and to the best of Borrower’s knowledge, all required necessary licenses, permits and authorizations have been or will be timely obtained by each importer.
Section 5.7 Performance. Borrower has an operating history of at least one year. Borrower has sufficient financial resources with which to perform its Export Orders and to pay any costs of completing its Export Orders which are not paid from the proceeds of the Loan.
Section 5.8 Litigation and Claims. No litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against Borrower is pending or, to Borrower’s knowledge, threatened, and no other event has occurred which has had or could reasonably be expected to have a Material Adverse Effect other than litigation, claims, or other events, if any, that have been disclosed to and acknowledged by Lender in writing.
Section 5.9 Taxes. All tax returns and reports of Borrower that are or were required to be filed have been filed in a timely manner, and all taxes, assessments and other governmental charges have been paid in full, except those that have been disclosed in writing to Lender which are presently being or to be contested by Borrower in good faith in the ordinary course of business and for which adequate reserves have been provided.
Section 5.10 Lien Priority. Unless otherwise previously disclosed to and approved by Lender in writing, Borrower has not entered into any security agreements, granted a Lien or permitted the filing or attachment of any Lien (other than Permitted Liens) on or affecting any of the Collateral, except in favor of Lender.
Section 5.11 Use of Proceeds. Borrower shall not use any Loan proceeds for (i) the purchasing of fixed assets, (ii) capital expenditures, or (iii) the purchasing or carrying of “margin stock” as defined in Regulation U issued by the Board of Governors of the Federal Reserve System.
Section 5.12 Employee Benefit Plans. Each employee benefit plan as to which Borrower may have any liability complies in all material respects with all applicable requirements of law and regulations, and (a) no Reportable Event nor Prohibited Transaction (as defined in ERISA) has occurred with respect to any such plan, (b) Borrower has not withdrawn from any such plan or initiated steps to do so, (c) no steps have been taken to terminate any such plan, and (d) there are no unfunded liabilities other than those previously disclosed to Lender in writing.

Section 5.13 Location of Borrower’s Offices and Records. Borrower’s place of business, or Borrower’s chief executive office if Borrower has more than one place of business, is located at the address for notices to Borrower set forth in Section 9.4. Unless Borrower has notified Lender and Lender has acknowledged in writing to the contrary, said address is also the location of Borrower’s books and records concerning the Collateral.
Section 5.14 Export-Related Accounts Receivable.
(a) All Export-Related Accounts Receivable represented by Borrower to constitute Eligible Export-Related Accounts Receivable satisfy all relevant eligibility criteria.
(b) All Export-Related Receivables information contained in Export-Related Borrowing Base Certificates and related reports delivered to Lender will be true and correct, subject to immaterial variance.
(c) Lender shall have the right at any time upon reasonable notice, during normal business hours and at Borrower’s expense to confirm with Buyers the accuracy of such Export-Related Accounts Receivable information.
Section 5.15 Information. All information heretofore or contemporaneously herewith furnished by Borrower to Lender for the purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all information hereafter furnished by or on behalf of Borrower to Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified; and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading. Borrower understands and agrees that Lender, without independent investigation, is relying upon the above representations and warranties in extending the Loan to Borrower. Borrower further agrees that the foregoing representations and warranties shall be continuing in nature and shall remain in full force and effect as long as any of Borrower’s Obligations remain outstanding.
ARTICLE VI
COVENANTS
Borrower covenants and agrees with Lender that, while this Agreement is in effect and until all of Borrower’s Obligations are fully paid and performed, Borrower shall:
Section 6.1 Additional Liabilities. Promptly, but in any event within five (5) Business Days, inform Lender in writing (a) in the event any litigation, claim, investigation, administrative proceeding or similar action affecting Borrower which could reasonably be expected to have a Material Adverse Effect is filed or threatened against Borrower, and (b) of the creation, occurrence or assumption by Borrower of any actual or contingent liabilities not permitted under this Agreement.
Section 6.2 Financial Records. Maintain or cause to be maintained books and records in accordance with GAAP, and permit Lender and Ex-Im Bank or their representatives to examine, review, audit and make and take away copies or reproductions of Borrower’s books and records at all reasonable times. If any books and records, including, without limitation, computer generated records and computer software programs for the generation of such records, now or hereafter are maintained in the possession of a third party, Borrower, upon request of Lender, shall instruct such party to permit Lender and Ex-Im Bank or their representatives free access to such records at all reasonable times and to provide Lender with copies of any records it may request, all at Borrower’s expense.

Section 6.3 Reporting Requirements. Furnish to Lender:
(a) As soon as available and in any event not later than forty-five (45) days after the end of each fiscal quarter the unaudited consolidated financial statements of Borrower as of the end of such quarter and the related unaudited statements of income and shareholders’ equity and cash flows for the period commencing at the end of the previous year and ending with the end of such quarter, and the corresponding figures as at the end of, and for, the corresponding period in the preceding fiscal year, all in reasonable detail and duly certified with respect to such statements (subject to year-end audit adjustments) by an authorized financial officer of Borrower as having been prepared in accordance with GAAP;
(b) As soon as available and in any event not later than one hundred and twenty (120) days after the end of each fiscal year, a copy of the audited annual consolidated financial statement for such year for Borrower including therein audited balance sheets of Borrower as of the end of such fiscal year and the related statements of income, shareholders’ equity and cash flows for such fiscal year, and the corresponding figures as at the end of, and for, the preceding fiscal year, in each case audited and certified by a firm of independent certified public accountants of recognized standing acceptable to Lender, including any management letters delivered by such accounting firm to Borrower in connection with such audit together with a certificate of such accounting firm to Lender stating that, in the course of the regular audit of the business of Borrower which auditing was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that an Event of Default has occurred and is continuing, or if, in the opinion of such accounting firm, an Event of Default has occurred and is continuing, a statement as to the nature thereof;
(c) To the extent not hereinabove described, the financial statements of Borrower deliverable pursuant to the Loan Authorization Notice by the dates set forth therein.
Section 6.4 Taxes, Charges and Liens.
(a) Pay and discharge when due and prior to the date on which penalties would attach, all of Borrower’s indebtedness and obligations, including, without limitation, all assessments, taxes, governmental charges, levies and liens, of every kind and nature, imposed upon Borrower or its properties, income, or profits, and all lawful claims that, if unpaid, might become a lien or charge upon any of Borrower’s properties, income, or profits; provided, however, Borrower will not be required to pay and discharge any such assessment, tax, charge, levy, lien or claim so long as (i) the legality of the same shall be contested in good faith by appropriate proceedings, and (ii) Borrower shall have established or caused to have been established adequate reserves with respect to such contested assessment, tax, charge, levy, lien, or claim in accordance with GAAP.

(b) Borrower, upon demand of Lender, will furnish to Lender evidence of payment of the assessments, taxes, charges, levies, liens and claims and will authorize the appropriate governmental official to deliver to Lender at any time a written statement of any assessments, taxes, charges, levies, liens and claims against Borrower’s properties, income, or profits.
Section 6.5 Additional Information. Furnish to Lender such additional information and statements, lists of assets and liabilities, aging of receivables and payables, inventory schedules, budgets, forecasts, financial information on principal suppliers of Borrower, and other reports with respect to Borrower’s financial condition and business operations as Lender may reasonably request from time to time, including, without limitation, reports with respect to Borrower’s accounts payable within thirty (30) days after the end of each calendar month.
Section 6.6 Insurance. Maintain fire and other risk insurance, public liability insurance, business interruption insurance, multi-hazard insurance, export credit insurance, worker’s compensation coverage, general liability insurance, and such other insurance as Lender may require with respect to Borrower’s properties and operations, in form, amounts, coverage and with insurance companies reasonably acceptable to Lender. If Borrower fails to provide any required insurance or fails to continue such insurance in force, Lender may, but shall not be required to, obtain such insurance at Borrower’s expense, and the cost of such insurance will be added to Borrower’s Obligations. Borrower, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form and substance satisfactory to Lender, including stipulations that coverage will not be canceled or changed without at least ten (10) days’ prior written notice to Lender. In connection with all policies covering any of the Collateral, Borrower will provide Lender with such loss payable or other endorsements as Lender may require; and each such policy in any event shall contain a standard non-contributing, non-reporting mortgagee or loss payee clause naming Lender as mortgagee and loss payee. Each liability insurance policy shall name Lender as additional insured. At Lender’s request Borrower shall furnish to Lender from time to time reports on each existing insurance policy including, without limitation, the following: (a) the name of the insurer; (b) the risks insured; (c) the amount of the policy; (d) the properties insured; (e) the then current property values on the basis of which insurance has been obtained, and the manner of determining those values; (f) the expiration date of the policy; and (g) such additional information as Lender may request.
Section 6.7 Other Agreements. Comply with, and cause its Affiliates to comply in all material respects with, all terms and conditions of all other agreements, whether now or hereafter existing, between Borrower and any other party, and notify Lender immediately in writing of any default in connection with any other such agreements.
Section 6.8 Performance. Perform and comply with all terms, conditions, and provisions set forth in this Agreement and in the other Financing Documents and in all Export Orders (including, without limitation, the delivery of the goods required thereby free and clear of defects and prior to the deadline specified therein) in a timely manner, and promptly notify Lender (including, without limitation, providing such notice of events as is required pursuant to the Borrower Agreement) of the occurrence of any event which constitutes or may constitute an Event of Default under this Agreement or a default under any of the other Financing Documents or Export Orders. Borrower shall, as soon as possible, take all actions necessary to entitle Borrower to receive any payments due under all Export Orders, including, without limitation, the timely drawing of drafts under any letters of credit issued for the benefit of Borrower in connection therewith and the timely presentation of any claims under any insurance policy issued by, or financing guaranteed by, Ex-Im Bank or any other insurer or guarantor.

Section 6.9 Operations. Conduct its business affairs in a reasonable and prudent manner and in compliance with all applicable federal, state, municipal, and foreign laws, ordinances, rules and regulations respecting its properties, charters, businesses and operations, including without limitation, compliance with the Americans with Disabilities Act, all applicable environmental statutes, rules, regulations and ordinances and with all minimum funding standards and other requirements of ERISA and other laws applicable to Borrower’s employee benefit plans.
Section 6.10 Export-Related Borrowing Base Certificates. In addition to deliveries within five (5) Business Days prior to the date each request for a Credit Accommodation is made by Borrower (if required by Lender) or as otherwise required by Lender and Ex-Im Bank, and so long as there are any Credit Accommodations outstanding under the Loan, deliver to Lender no later than the twenty (20) days after the end of each calendar month an Export-Related Borrowing Base Certificate, along with such supporting documentation as Lender may request. Without limiting the generality of the foregoing, each Export-Related Borrowing Base Certificate shall include or be accompanied by (a) in the event Borrower is requesting Credit Accommodations, a copy of the Export Order(s) (or, for Revolving Loan Facilities, if permitted in writing by Lender, a written summary of the Export Order(s)) and related invoice(s) against which Borrower is requesting Credit Accommodations, and copies of all other documentation pursuant to which the Buyer’s obligations in respect of the Export Order(s) are evidenced, secured or guaranteed, and (b) in all cases, an Accounts Receivable Aging Report and Inventory schedule as described in Section 4.3, reconciled directly to Borrower’s month-end Accounts Receivable report, its month-end Inventory schedule, and its general ledger, adjusted for intra-month sales, receipts, credits and other adjustments.
Section 6.11 Additional Assurances. Execute, acknowledge and deliver, or cause to be executed, acknowledged or delivered, to Lender and Ex-Im Bank such promissory notes, mortgages, deeds of trust, security agreements, financing statements, instruments, documents and other agreements as Lender or Ex-Im Bank may reasonably request to evidence and secure the Loan, to perfect the Liens or otherwise facilitate the performance of this Agreement, any of the other Financing Documents and the Waiver Letter.
Section 6.12 Compliance Certificate. Unless waived in writing by Lender, provide Lender within fifteen (15) days after the end of each calendar quarter with a certificate executed by Borrower’s chief financial officer or other officer or person acceptable to Lender (a) certifying that the representations and warranties set forth in this Agreement and the other Financing Documents are true and correct as of the date of the certificate and that, as of the date of the certificate, no Event of Default exists under this Agreement, and (b) demonstrating compliance with all covenants set forth in this Agreement, including the Incorporated Covenants.

ARTICLE VII
INCORPORATED COVENANTS
Borrower covenants and agrees with Lender that, while this Agreement is in effect and until all of Borrowers’ Obligations are fully paid and performed, Borrower shall further perform and observe all of the covenants (the “Incorporated Covenants”) set forth in the Domestic Credit Agreements.
ARTICLE VIII
EVENTS OF DEFAULT; REMEDIES
Section 8.1 Events of Default. Each of the following shall constitute an “Event of Default” under this Agreement:
(a) Failure of Borrower to make any payment when due on any of Borrower’s Obligations, including, without limitation, any mandatory prepayments of Borrower’s Obligations from the Proceeds of or comprising Export-Related Accounts Receivable and such failure shall continue for five (5) days;
(b) Failure of Borrower to comply with or to perform when due any other term, obligation, covenant or condition contained in this Agreement, the Note, the Borrower Agreement or in any of the other Financing Documents which is not cured within fifteen (15) days;
(c) Failure of Borrower to pay when due any amount payable to Lender under any other loan or credit accommodation to Borrower and such failure shall continue for a period of five (5) days;
(d) The occurrence of any default or event of default under any other agreement now existing or hereafter arising between Lender and Borrower;
(e) Any warranty, representation or statement made in or furnished to Lender under this Agreement or the other Financing Documents is false or misleading in any material respect when made or furnished, or becomes false or misleading in any material respect at any time thereafter;
(f) The occurrence of any event which permits the acceleration of the maturity of any indebtedness owing by Borrower to any third party under any agreement or undertaking, or any such indebtedness shall not be paid as and when due;
(g) The occurrence of any event of default whether or not caused, directly or indirectly, by actions or omissions of Borrower or any third party under any agreement or undertaking entered into by Borrower, past any cure period provided thereon;

(h) Borrower (i) applies for, consents to or suffers the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property or calls a meeting of its creditors, (ii) admits in writing its inability, or is generally unable, to pay its debts as they become due or ceases operations of its present business, (iii) makes a general assignment for the benefit of creditors, (iv) commences a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) is adjudicated as bankrupt or insolvent, (vi) files a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesces to, or fails to have dismissed within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, (viii) is the subject of any proceeding for the liquidation of its assets or dissolution, or (ix) takes any action for the purpose of effecting any of the foregoing.
(i) The Borrower becomes the subject of any merger or consolidation.
(j) Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower, or by any governmental agency; or the issuance of any levy, assessment, attachment, seizure or Lien, other than a Permitted Lien, against any of the Collateral which is not stayed or lifted within fifteen (15) days.
(k) The occurrence of an event of default under the Ex-Im Bank Guarantee or the Ex-Im Bank Guarantee ceases to be in effect for any reason whatsoever without Lender’s prior written consent, including, without limitation, Borrower’s failure to pay all fees due Ex-Im Bank.
(l) Any material delay occurs in Borrower’s performance of its obligations under any Export Order, unless such delay is due to force majeure and Borrower is able to satisfy Lender that the delay will not cause a default under the applicable Export Order or diminish the Buyer’s payment obligations thereunder; or a material adverse change occurs in the financial condition of any supplier to Borrower.
(m) An event occurs which has had or could reasonably be expected to have a Material Adverse Effect.
(n) Any Lien in any of the Collateral granted or intended by the Financing Documents to be granted to Lender ceases to be a valid, enforceable, perfected, first priority Lien (or a lesser priority if expressly permitted pursuant to Section 6 of the Loan Authorization Notice) subject only to Permitted Liens.
(o) Any material provision of any Financing Document for any reason ceases to be valid, binding and enforceable in accordance with its terms.
(p) Any litigation is filed against Borrower which has had or could reasonably be expected to have a Material Adverse Effect and such litigation is not withdrawn or dismissed within thirty (30) days of the filing thereof.

Section 8.2 Effect of an Event of Default. If any Event of Default shall occur, and unless such Event of Default shall be cured to the satisfaction of Lender and Ex-Im Bank, Lender may, at its option, without further notice or demand, (a) declare all Borrower’s Obligations (contingent or otherwise) immediately due and payable; (b) refuse to make or incur any additional Credit Accommodations under this Agreement or the Note; (d) assemble, sell, lease, buy, transfer or otherwise dispose of the Collateral or the Proceeds thereof; and (e) exercise all the rights and remedies provided in this Agreement, the Note, the Waiver Letter or in any of the other Financing Documents or available at law, in equity, or otherwise; provided, however, that if any Event of Default of the type described in Section 8.1(f) shall occur, all Borrower’s Obligations shall automatically become fully due and payable, without any notice, demand or action by Lender. Except as may be prohibited by applicable law, all of Lender’s rights and remedies shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Borrower shall not affect Lender’s right to declare a default and to exercise its rights and remedies.
ARTICLE IX
MISCELLANEOUS
Section 9.1 Amendments. This Agreement, together with the other Financing Documents and the Waiver Letter, constitute the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment. This Agreement, the other Financing Documents and the Waiver Letter supersede all existing agreements, oral or written, previously entered into between Borrower and Lender with respect to the Loan unless Borrower and Lender agree in writing to the contrary.
Section 9.2 Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.
Section 9.3 Consent to Loan Participation. Borrower agrees and consents to Lender’s sale or transfer, at Lender’s sole discretion, whether now or later, of one or more participation interests in the Loan to one or more purchasers, whether related or unrelated to Lender. Lender may provide, without any limitation whatsoever, to any one or more purchasers, potential purchasers, or affiliates of Lender, any information or knowledge Lender may have about Borrower or about any other matter relating to the Loan, and Borrower hereby waives any rights to privacy it may have with respect to such matters. Borrower additionally waives any and all notices of sale of participation interests, as well as all notices of any repurchase of such participation interests.

Section 9.4 Notices. All communications and notices required to be given under this Agreement shall be hand delivered or sent by nationally recognized overnight courier or United States mail, certified or registered, postage prepaid, addressed to the party to whom the notice is to be given at the address shown below. All such communications and notices shall be effective upon delivery. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party’s address. To the extent permitted by applicable law, if there is more than one Borrower, notice to any Borrower will constitute notice to all Borrowers:
if to Borrower:
FuelCell Energy, Inc.
3 Great Pasture Road
Danbury, CT 06813
Attention: Michael Bishop, VP and Corporate Controller
if to Lender:
JPMorgan Chase Bank, N.A.
Two Corporate Drive, Suite 730
Shelton, CT 06484
Attention: James Patrick Murphy
with copy to:
JPMorgan Chase Bank, N.A. — Global Trade Services
2200 Ross Ave., 6th Floor
Dallas, Texas 75201
Attention: Mr. Randall Mascorro
if to Ex-Im Bank:
Export-Import Bank of the United States
811 Vermont Avenue, N.W.
Washington, D.C. 20571
Attention: Vice President, Business Credit Division
Section 9.5 Survival. All covenants, agreements, representations and warranties of Borrower made herein and in the other Financing Documents and in the certificates, instruments and other documents delivered pursuant hereto or thereto shall survive the making or incurring of Credit Accommodations hereunder, and shall continue in full force and effect until all of Borrower’s Obligations have been paid and performed in full.
Section 9.6 Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party; and all covenants, promises and agreements by or on behalf of Borrower which are contained in this Agreement or in the other Financing Documents shall inure to the benefit of the successors and assigns of Lender and Ex-Im Bank, which is a third-party beneficiary of this Agreement and each of the other Financing Documents to which it is not a direct party. Borrower may not assign any interest that it may have under this Agreement, including, without limitation, the right to receive the benefit of the Loan to be extended hereunder, without the prior written consent of Lender and Ex-Im Bank. Any assignment made or attempted by Borrower without the prior written consent of Lender and Ex-Im Bank shall be void and of no effect. No consent by Lender and Ex-Im Bank to an assignment by Borrower shall release Borrower as the party primarily obligated and liable under the terms of this Agreement unless Borrower shall be released specifically by Lender and Ex-Im Bank in writing.

No consent by Lender and Ex-Im Bank to an assignment shall be deemed to be a waiver of the requirement of prior written consent by Lender and Ex-Im Bank with respect to each and every further assignment and as a condition precedent to the effectiveness of such assignment. Lender may assign its interest in any or all of the Financing Documents or the Waiver Letter to any Person, including Ex-Im Bank, without the consent of or notice to Borrower or any other Person, upon such terms as Lender in its sole discretion deems appropriate.
Section 9.7 Payment of Fees and Expenses. Borrower shall pay all reasonable out-of-pocket expenses, including, without limitation, the fees and disbursements of legal counsel employed by Lender, incurred by Lender in connection with (a) the preparation and negotiation of this Agreement, the Waiver Letter and the other Financing Documents, (b) the making or incurring of Credit Accommodations by Lender, (c) the protection of the Collateral and any other security for the repayment of Borrower’s Obligations, and (d) the enforcement and protection of the rights of Lender in connection with this Agreement, the Waiver Letter or any of the other Financing Documents. Prior to Lender’s making or incurring any Credit Accommodations hereunder, Borrower shall pay to Lender, as an additional condition precedent to the making or incurring of Credit Accommodations, the Ex-Im Bank facility fee determined in accordance with the Loan Authorization Notice and all other fees and expenses due Lender. Without limiting the generality of the foregoing, Borrower shall pay or cause to be paid to Lender the Ex-Im Bank application fee in the amount of $100 and the Ex-Im Bank guarantee fee in the amount of $75,000, payable on the Effective Date and at any renewal hereof.
Section 9.8 Applicable Law; Jurisdiction; Consent to Service of Process. Except as hereinafter expressly provided, this Agreement is governed by and shall be construed in accordance with the laws of the State of Connecticut. The Ex-Im Bank Guarantee is governed by New York law. Accordingly, notwithstanding any provision to the contrary contained herein or in any of the other Financing Documents, to the extent, but only to the extent, necessary to assure full satisfaction of and compliance with all terms and conditions of Ex-Im Bank’s guaranty of Borrower’s Obligations under the Ex-Im Bank Guarantee and to preserve Lender’s rights thereunder, this Agreement and each of the other Financing Documents shall be governed by and construed in accordance with the laws of the State of New York. Lender and Borrower hereby submit to the non-exclusive jurisdiction of any Connecticut state court or federal court sitting in Connecticut over any suit, action or proceeding arising out of or relating to this Agreement. Final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon Borrower and may be enforced in any court to the jurisdiction of which Borrower is subject, by a suit upon the judgment.
Section 9.9 No Liability of Lender. Neither Lender nor Ex-Im Bank shall be liable for any act or omission by it pursuant to the provisions of this Agreement, in the absence of fraud or gross negligence. Borrower hereby agrees that neither Lender nor Ex-Im Bank shall be chargeable for any negligence, mistake, act or omission of any accountant, examiner, agency or attorney employed by it in making examinations, investigations or collections, or otherwise in perfecting, maintaining, protecting or realizing upon any lien or Security Interest in the Collateral or any other interest in any security for Borrower’s Obligations. Neither Lender nor Ex-Im Bank shall incur any liability to Borrower or to any other party in connection with the acts or omissions of Lender or Ex-Im Bank in reliance upon any certificate or other paper believed by Lender or Ex-Im Bank to be genuine or with respect to any other thing which Lender or Ex-Im Bank may do or refrain from doing, unless such act or omission amounts to fraud or gross negligence.

Section 9.10 WAIVER OF SPECIAL DAMAGES. THE BORROWER WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT THE UNDERSIGNED MAY HAVE TO CLAIM OR RECOVER FROM THE BANK IN ANY LEGAL ACTION OR PROCEEDING ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.
Section 9.11 Indemnification. Borrower agrees to protect, indemnify, defend and hold harmless Lender and Ex-Im Bank from and against any and all claims, damages, losses, liabilities, costs or expenses (including, without limitation, attorneys’ fees AND ANY SUCH CLAIMS, DAMAGES, LOSSES, LIABILITIES, COSTS OR EXPENSES INCURRED BY REASON OF THE LENDER’S OR EX-IM BANK’S OWN NEGLIGENCE OR STRICT LIABILITY) whatsoever which Lender and Ex-Im Bank may, at any time, sustain or incur by reason of or in consequence of or arising out of extending the Loan to Borrower, the making or incurring of Credit Accommodations, or the issuance of a guaranty of Borrower’s Obligations, as the case may be; it being the intention of the parties that this Agreement shall be construed and applied to protect, indemnify, defend and hold harmless Lender and Ex-Im Bank against any and all risks involved in the transactions contemplated by this Agreement, the Waiver Letter and the other Financing Documents, all of which risks are hereby assumed by Borrower. The provisions of this Section shall survive the expiration or termination of this Agreement, the Waiver Letter, the other Financing Documents, and the payment and performance of Borrower’s Obligations.
Section 9.12 Authorization for Direct Payments (ACH Debits). To effectuate any payment due under this Agreement, the Note or any other Financing Document, Borrower hereby authorizes Lender to initiate debit entries to any deposit account of Borrower maintained with Lender and to debit the same to such account. This authorization to initiate debit entries shall remain in full force and effect until Lender has received written notification of its termination in such time and in such manner as to afford Lender a reasonable opportunity to act on it. Borrower acknowledges (a) that such debit entries may cause an overdraft of any such account which may result in Lender’s refusal to honor items drawn on any such account until adequate deposits are made to any such account; (b) that Lender is under no duty or obligation to initiate any debit entry for any purpose; and (c) that if a debit is not made because any such account does not have a sufficient available balance, or otherwise, the payments may be late or past due.
Section 9.13 No Partnership. Nothing contained in this Agreement shall be construed in a manner to create any relationship among Borrower, Lender and Ex-Im Bank other than the relationship of borrower, lender and credit enhancement provider, and Borrower, Lender and Ex-Im Bank shall not be considered partners or co-venturers for any purpose on account of this Agreement.
Section 9.14 Controlling Agreement. Borrower acknowledges and agrees that (a) the Borrower Agreement contains additional representations, terms, covenants and conditions related to Borrower and the Loan, and (b) as between Lender and Borrower this Agreement and the Borrower Agreement together govern the establishment of the Loan as a Loan Facility guaranteed pursuant to the Ex-Im Bank Guarantee and the making and incurring of Credit Accommodations under the Loan. In the event any of the representations, terms, covenants or conditions contained in this Agreement conflict with those contained in the Borrower Agreement, then as between Lender and Borrower, the more stringent provisions of each with respect to Borrower shall govern and prevail.

Section 9.15 USA PATRIOT ACT NOTIFICATION. The following notification is provided to Borrowers pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318: IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. What this means for Borrowers: When any Borrower opens an account, if any Borrower is an individual Lender will ask for such Borrower’s name, taxpayer identification number, residential address, date of birth, and other information that will allow Lender to identify such Borrower, and if any Borrower is not an individual Lender will ask for such Borrower’s name, taxpayer identification number, business address, and other information that will allow Lender to identify such Borrower. Lender may also ask, if any Borrower is an individual to see such Borrower’s driver’s license or other identifying documents, and if any Borrower is not an individual to see such Borrower’s legal organizational documents or other identifying documents.
Section 9.16 Waiver of Trial by Jury. EACH OF BORROWER AND LENDER HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE), TO WHICH BORROWER AND LENDER MAY BE PARTIES ARISING OUT OF OR IN ANY WAY PERTAINING OR RELATED TO THIS AGREEMENT, THE WAIVER LETTER OR ANY OF THE OTHER FINANCING DOCUMENTS. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY EACH OF BORROWER AND LENDER, AND BORROWER HEREBY REPRESENTS THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY PERSON TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. BORROWER FURTHER REPRESENTS THAT IT HAS HAD THE OPPORTUNITY TO BE REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE LENDER TO PROVIDE THE FINANCING HEREUNDER.
Section 9.17 Severability. If a court of competent jurisdiction finds any provision of this Agreement to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity, however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respect shall remain valid and enforceable.

Section 9.18 Rules of Construction. For purposes of this Agreement, the following additional rules of construction shall apply, unless specifically indicated to the contrary: (a) wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter; (b) the term “or” is not exclusive; (c) the term “including” (or any form thereof) shall not be limiting or exclusive; (d) all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations; (e) the words “this Agreement”, “herein”, “hereof”, “hereunder” or other words of similar import refer to this Agreement as a whole including the exhibits hereto as the same may be amended, modified or supplemented; (f) all references in this Agreement to sections, subsections, paragraphs and exhibits shall refer to the corresponding sections, subsections, paragraphs and exhibits of or to this Agreement; and (g) all references to any instruments or agreements, including references to the Waiver Letter or any of the Financing Documents, shall include any and all modifications, amendments and supplements thereto and any and all restatements, extensions or renewals thereof to the extent permitted under this Agreement.
Section 9.19 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute the same document. Signature pages may be detached from the counterparts to a single copy of this Agreement to physically form one document.
Section 9.20 Time is of the Essence. Time is of the essence in the performance of this Agreement.
Section 9.21 Waiver. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender’s right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Borrower, or between Lender, shall constitute a waiver of any of Lender’s rights or of any obligations of Borrower as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent in subsequent instances where such consent is required, and in all cases such consent may be granted or withheld in the sole discretion of Lender.
Section 9.22 Usury not Intended. Borrower and Lender intend to conform strictly to applicable usury laws. Therefore, the total amount of interest (as defined under applicable law) contracted for, charged or collected under this Agreement or any other Loan Document will never exceed the Highest Lawful Rate. If Lender contracts for, charges or receives any excess interest, it will be deemed a mistake. Lender will automatically reform the Loan Document or charge to conform to applicable law, and if excess interest has been received, Lender will either refund the excess to Borrower or credit the excess on any unpaid principal amount of the Note or any other Loan Document. All amounts constituting interest will be spread throughout the full term of the Loan Document or applicable Note in determining whether interest exceeds lawful amounts.

Section 9.23 ENTIRE AGREEMENT. THIS WRITTEN AGREEMENT AND THE FINANCING DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.
THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
[Remainder of this page intentionally left blank]

EXECUTED as of the date first above written.

BORROWER:

FUELCELL ENERGY, INC.

By:	/s/ Joseph G. Mahler
Name:	Joseph G. Mahler
Title:	Sr. Vice President & CFO

LENDER:

JPMORGAN CHASE BANK, N.A.

By:	/s/ James P. Murphy
Name:	James P. Murphy
Title:	Authorized Signer

JPMORGAN CHASE BANK, N.A. — GLOBAL TRADE SERVICES

By:	/s/ Randall Mascorro
Name:	Randall Mascorro
Title:	Vice President
[Signature Page To Export Loan Agreement]

EXHIBIT A
Export-Import Bank of the United States
Working Capital Guarantee Program
Borrower Agreement
Ex-Im Bank 12/31/05

TABLE OF CONTENTS

ARTICLE I DEFINITIONS	1

1.01 Definition of Terms	1
1.02 Rules of Construction	14
1.03 Incorporation of Recitals	15

ARTICLE II OBLIGATIONS OF BORROWER	15
2.01 Use of Credit Accommodations	15
2.02 Security Interests	15
2.03 Loan Documents and Loan Authorization Agreement	16
2.04 Export-Related Borrowing Base Certificates and Export Orders	16
2.05 Schedules, Reports and Other Statements	16
2.06 Exclusions from the Export-Related Borrowing Base	16
2.07 Borrowings and Reborrowings	17
2.08 Repayment Terms	17
2.09 Financial Statements	17
2.10 Additional Security or Payment	17
2.11 Continued Security Interest	18
2.12 Inspection of Collateral and Facilities	18
2.13 General Intangibles	19
2.14 Economic Impact Approval	19
2.15 Indirect Exports	20
2.16 Overseas Inventory and Accounts Receivable	20
2.17 Country Limitation Schedule	21
2.18 Notice of Certain Event	21
2.19 Insurance	22
2.20 Taxes	22
2.21 Compliance with Laws	22
2.22 Negative Covenants	22
2.23 Cross Default	22
2.24 Munitions List	22
2.25 Suspension and Debarment, etc	23
Ex-Im Bank 12/31/05

i

ARTICLE III RIGHTS AND REMEDIES	23
3.01 Indemnification	23
3.02 Liens	23

ARTICLE IV MISCELLANEOUS	24
4.01 Governing Law	24
4.02 Notification	24
4.03 Partial Invalidity	24
4.04 Waiver of Jury Trial	24
4.05 Consequential Damages	24
Ex-Im Bank 12/31/05

ii

Export-Import Bank of the United States
Working Capital Guarantee Program
Borrower Agreement
THIS BORROWER AGREEMENT (this “Agreement”) is made and entered into by the entity identified as Borrower on the signature page hereof (“Borrower”) in favor of the Export-Import Bank of the United States (“Ex-Im Bank”) and the institution identified as Lender on the signature page hereof (“Lender”).
RECITALS
Borrower has requested that Lender establish a Loan Facility in favor of Borrower for the purposes of providing Borrower with working capital to finance the manufacture, production or purchase and subsequent export sale of Items.
Lender and Borrower expect that Ex-Im Bank will provide a guarantee to Lender regarding this Loan Facility subject to the terms and conditions of the Master Guarantee Agreement, a Loan Authorization Agreement, and to the extent applicable, the Delegated Authority Letter Agreement or Fast Track Lender Agreement.
Lender and Ex-Im Bank have requested that Borrower execute this Agreement as a condition precedent to Lender establishing the Loan Facility and Ex-Im Bank providing the guarantee.
NOW, THEREFORE, Borrower hereby agrees as follows:
ARTICLE I
DEFINITIONS
1.01 Definition of Terms. As used in this Agreement, including the Recitals to this Agreement and the Loan Authorization Agreement, the following terms shall have the following meanings:
“Accounts Receivable” shall mean all of Borrower’s now owned or hereafter acquired (a) “accounts” (as such term is defined in the UCC), other receivables, book debts and other forms of obligations, whether arising out of goods sold or services rendered or from any other transaction; (b) rights in, to and under all purchase orders or receipts for goods or services; (c) rights to any goods represented or purported to be represented by any of the foregoing (including unpaid sellers’ rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods); (d) moneys due or to become due to such Borrower under all purchase orders and contracts (which includes Export Orders) for the sale of goods or the performance of services or both by Borrower (whether or not yet earned by performance on the part of Borrower), including the proceeds of the foregoing; (e) any notes, drafts, letters of credit, insurance proceeds or other instruments, documents and writings evidencing or supporting the foregoing; and (f) all collateral security and guarantees of any kind given by any other Person with respect to any of the foregoing.
Ex-Im Bank 12/31/05

“Accounts Receivable Aging Report” shall mean a report detailing the Export-Related Accounts Receivable and Export-Related Overseas Accounts Receivable for a Loan Facility, and the applicable terms for the relevant time period; in the case of Indirect Exports, such report shall indicate the portion of such Accounts Receivables corresponding to Indirect Exports.
“Advance Rate” shall mean, with respect to a Loan Facility, the rate specified in Section 5.C. of the Loan Authorization Agreement for each category of Primary Collateral except for Export-Related General Intangibles and Other Collateral. Unless otherwise set forth in writing by Ex-Im Bank, in no event shall the Advance Rate exceed (i) ninety percent (90%) for Eligible Export-Related Accounts Receivable, (ii) seventy five percent (75%) for Eligible Export-Related Inventory, (iii) seventy percent (70%) for Eligible Export-Related Overseas Accounts Receivable or (iv) sixty percent (60%) for Eligible Export-Related Overseas Inventory and (v) twenty five percent (25%) for Retainage Accounts Receivable.
“Affiliated Foreign Person” shall have the meaning set forth in Section 2.15.
“Business Day” shall mean any day on which the Federal Reserve Bank of New York is open for business.
“Buyer” shall mean a Person that has entered into one or more Export Orders with Borrower or who is an obligor on Export-Related Accounts Receivable or Export-Related Overseas Accounts Receivable.
“Capital Good” shall mean a capital good (e.g., manufacturing equipment, licensing agreements) that will establish or expand foreign production capacity of an exportable good.
“Collateral” shall mean all real and personal property and interest in real and personal property in or upon which Lender has been, or shall be, granted a Lien as security for the payment of all the Loan Facility Obligations and all products and proceeds (cash and non-cash) thereof.
“Commercial Letters of Credit” shall mean those letters of credit subject to the UCP payable in Dollars and issued or caused to be issued by Lender on behalf of Borrower under a Loan Facility for the benefit of a supplier(s) of Borrower in connection with Borrower’s purchase of goods or services from the supplier in support of the export of the Items.
“Country Limitation Schedule” shall mean the schedule published from time to time by Ex-Im Bank setting forth on a country by country basis whether and under what conditions Ex-Im Bank will provide coverage for the financing of export transactions to countries listed therein.
“Credit Accommodation Amount” shall mean, the sum of (a) the aggregate outstanding amount of Disbursements and (b) the aggregate outstanding Letter of Credit Obligations, which sum may not exceed the Maximum Amount.
“Credit Accommodations” shall mean, collectively, Disbursements and Letter of Credit Obligations.

“Debarment Regulations” shall mean, collectively, (a) the Governmentwide Debarment and Suspension (Nonprocurement) regulations (Common Rule), 53 Fed. Reg. 19204 (May 26, 1988), (b) Subpart 9.4 (Debarment, Suspension, and Ineligibility) of the Federal Acquisition Regulations, 48 C.F.R. 9.400-9.409 and (c) the revised Governmentwide Debarment and Suspension (Nonprocurement) regulations (Common Rule), 60 Fed. Reg. 33037 (June 26, 1995).
“Delegated Authority Letter Agreement” shall mean the Delegated Authority Letter Agreement, if any, between Ex-Im Bank and Lender.
“Disbursement” shall mean, collectively, (a) an advance of a working capital loan from Lender to Borrower under the Loan Facility, and (b) an advance to fund a drawing under a Letter of Credit issued or caused to be issued by Lender for the account of Borrower under the Loan Facility.
“Dollars” or “$” shall mean the lawful currency of the United States.
“Economic Impact Approval” shall mean a written approval issued by Ex-Im Bank stating the conditions under which a Capital Good may be included as an Item in a Loan Facility consistent with Ex-Im Bank’s economic impact procedures (or other mechanism for making this determination that Ex-Im Bank notifies Lender of in writing).
“Economic Impact Certification” shall have the meaning set forth in Section 2.14(b).
“Effective Date” shall mean the date on which (a) all of the Loan Documents have been executed by Lender, Borrower and, if applicable, Ex-Im Bank and (b) all of the conditions to the making of the initial Credit Accommodations under the Loan Documents or any amendments thereto have been satisfied.
“Eligible Export-Related Accounts Receivable” shall mean Export-Related Accounts Receivable which are acceptable to Lender and which are deemed to be eligible pursuant to the Loan Documents, but in no event shall Eligible Export-Related Accounts Receivable include any Account Receivable:
(a) that does not arise from the sale of Items in the ordinary course of Borrower’s business;
(b) that is not subject to a valid, perfected first priority Lien in favor of Lender;
(c) as to which any covenant, representation or warranty contained in the Loan Documents with respect to such Account Receivable has been breached;
(d) that is not owned by Borrower or is subject to any right, claim or interest of another Person other than the Lien in favor of Lender;
(e) with respect to which an invoice has not been sent;
(f) that arises from the sale of defense articles or defense services;

(g) that arises from the sale of Items to be used in the construction, alteration, operation or maintenance of nuclear power, enrichment, reprocessing, research or heavy water production facilities unless with Ex-Im Bank’s prior written consent;
(h) that is due and payable from a Buyer located in a country with which Ex-Im Bank is prohibited from doing business as designated in the Country Limitation Schedule;
(i) that does not comply with the requirements of the Country Limitation Schedule;
(j) that is due and payable more than one hundred eighty (180) days from the date of the invoice;
(k) that is not paid within sixty (60) calendar days from its original due date, unless it is insured through Ex-Im Bank export credit insurance for comprehensive commercial and political risk, or through Ex-Im Bank approved private insurers for comparable coverage, in which case it is not paid within ninety (90) calendar days from its due date;
(l) of a Buyer for whom fifty percent (50%) or more of the Accounts Receivable of such Buyer do not satisfy the requirements of subclauses (j) and (k) above;
(m) that arises from a sale of goods to or performance of services for an employee of Borrower, a stockholder of Borrower, a subsidiary of Borrower, a Person with a controlling interest in Borrower or a Person which shares common controlling ownership with Borrower;
(n) that is backed by a letter of credit unless the Items covered by the subject letter of credit have been shipped;
(o) that Lender or Ex-Im Bank, in its reasonable judgment, deems uncollectible for any reason;
(p) that is due and payable in a currency other than Dollars, except as may be approved in writing by Ex-Im Bank;
(q) that is due and payable from a military Buyer, except as may be approved in writing by Ex-Im Bank;
(r) that does not comply with the terms of sale set forth in Section 7 of the Loan Authorization Agreement;
(s) that is due and payable from a Buyer who (i) applies for, suffers, or consents to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or calls a meeting of its creditors, (ii) admits in writing its inability, or is generally unable, to pay its debts as they become due or ceases operations of its present business, (iii) makes a general assignment for the benefit of creditors, (iv) commences a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) is adjudicated as bankrupt or insolvent, (vi) files a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesces to, or fails to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy laws, or (viii) takes any action for the purpose of effecting any of the foregoing;

(t) that arises from a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;
(u) for which the Items giving rise to such Accounts Receivable have not been shipped to the Buyer or when the Items are services, such services have not been performed or when the Export Order specifies a timing for invoicing the Items other than shipment or performance and the Items have not been invoiced in accordance with such terms of the Export Order, or the Accounts Receivable otherwise do not represent a final sale;
(v) that is subject to any offset, deduction, defense, dispute, or counterclaim or the Buyer is also a creditor or supplier of Borrower or the Account Receivable is contingent in any respect or for any reason;
(w) for which Borrower has made any agreement with the Buyer for any deduction therefrom, except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;
(x) for which any of the Items giving rise to such Account Receivable have been returned, rejected or repossessed;
(y) that is included as an eligible receivable under any other credit facility to which Borrower is a party;
(z) any of the Items giving rise to such Accounts Receivable are Capital Goods, unless the transaction is in accordance with Section 2.14;
(aa) that is due and payable from a Buyer that is, or is located in, the United States; provided however, that this subsection (aa) shall not preclude an Export-Related Accounts Receivable arising from the sale of Items to foreign contractors or subcontractors providing services to a United States Embassy or the United States Military located overseas from being deemed an Eligible Export-Related Accounts Receivable; or
(bb) that arises from the sale of Items that do not meet the U.S. Content requirements in accordance with Section 2.01(b)(ii).
“Eligible Export-Related Inventory” shall mean Export-Related Inventory which is acceptable to Lender and which is deemed to be eligible pursuant to the Loan Documents, but in no event shall Eligible Export-Related Inventory include any Inventory:
(a) that is not subject to a valid, perfected first priority Lien in favor of Lender;
(b) that is located at an address that has not been disclosed to Lender in writing;

(c) that is placed by Borrower on consignment or held by Borrower on consignment from another Person;
(d) that is in the possession of a processor or bailee, or located on premises leased or subleased to Borrower, or on premises subject to a mortgage in favor of a Person other than Lender, unless such processor or bailee or mortgagee or the lessor or sublessor of such premises, as the case may be, has executed and delivered all documentation which Lender shall require to evidence the subordination or other limitation or extinguishment of such Person’s rights with respect to such Inventory and Lender’s right to gain access thereto;
(e) that is produced in violation of the Fair Labor Standards Act or subject to the “hot goods” provisions contained in 29 U.S.C.§215 or any successor statute or section;
(f) as to which any covenant, representation or warranty with respect to such Inventory contained in the Loan Documents has been breached;
(g) that is not located in the United States unless expressly permitted by Lender, on terms acceptable to Lender;
(h) that is an Item or is to be incorporated into Items that do not meet U.S. Content requirements in accordance with Section 2.01(b)(ii);
(i) that is demonstration Inventory;
(j) that consists of proprietary software (i.e. software designed solely for Borrower’s internal use and not intended for resale);
(k) that is damaged, obsolete, returned, defective, recalled or unfit for further processing;
(l) that has been previously exported from the United States;
(m) that constitutes, or will be incorporated into Items that constitute, defense articles or defense services;
(n) that is an Item or will be incorporated into Items that will be used in the construction, alteration, operation or maintenance of nuclear power, enrichment, reprocessing, research or heavy water production facilities unless with Ex-Im Bank’s prior written consent;
(o) that is an Item or is to be incorporated into Items destined for shipment to a country as to which Ex-Im Bank is prohibited from doing business as designated in the Country Limitation Schedule;
(p) that is an Item or is to be incorporated into Items destined for shipment to a Buyer located in a country in which Ex-Im Bank coverage is not available for commercial reasons as designated in the Country Limitation Schedule, unless and only to the extent that such Items are to be sold to such country on terms of a letter of credit confirmed by a bank acceptable to Ex-Im Bank;

(q) that constitutes, or is to be incorporated into, Items whose sale would result in an Accounts Receivable which would not be an Eligible Export-Related Accounts Receivable;
(r) that is included as eligible inventory under any other credit facility to which Borrower is a party; or
(s) that is, or is to be incorporated into, an Item that is a Capital Good, unless the transaction is in accordance with Section 2.14.
“Eligible Export-Related Overseas Accounts Receivable” shall mean Export-Related Overseas Accounts Receivable which are acceptable to Lender and which are deemed to be eligible pursuant to the Loan Documents but in no event shall include the Accounts Receivable (a) through (bb) excluded from the definition of Eligible Export-Related Accounts Receivable.
“Eligible Export-Related Overseas Inventory” shall mean Export-Related Overseas Inventory which is acceptable to Lender and which is deemed to be eligible pursuant to the Loan Documents, but in no event shall include the Inventory (a) through (r) excluded from the definition of Eligible Export-Related Inventory.
“Eligible Person” shall mean a sole proprietorship, partnership, limited liability partnership, corporation or limited liability company which (a) is domiciled, organized or formed, as the case may be, in the United States, whether or not such entity is owned by a foreign national or foreign entity; (b) is in good standing in the state of its formation or otherwise authorized to conduct business in the United States; (c) is not currently suspended or debarred from doing business with the United States government or any instrumentality, division, agency or department thereof; (d) exports or plans to export Items; (e) operates and has operated as a going concern for at least one (1) year; (f) has a positive tangible net worth determined in accordance with GAAP; and (g) has revenue generating operations relating to its core business activities for at least one year. An Affiliated Foreign Person that meets all of the requirements of the foregoing definition of Eligible Person other than subclause (a) thereof shall be deemed to be an Eligible Person
“ERISA” shall mean the Employee Retirement Income Security Act of 1974 and the rules and regulations promulgated thereunder.
“Export Order” shall mean a documented purchase order or contract evidencing a Buyer’s agreement to purchase the Items from Borrower for export from the United States, which documentation shall include written information that is necessary to confirm such purchase order or contract, including identification of the Items, the name of the Buyer, the country of destination, contact information for the Buyer and the total amount of the purchase order or contract; in the case of Indirect Exports, such documentation shall further include a copy of the written purchase order or contract from a foreign purchaser or other documentation clearly evidencing a foreign purchaser’s agreement to purchase the Items.
“Export-Related Accounts Receivable” shall mean those Accounts Receivable arising from the sale of Items which are due and payable to Borrower in the United States.

“Export-Related Accounts Receivable Value” shall mean, at the date of determination thereof, the aggregate face amount of Eligible Export-Related Accounts Receivable less taxes, discounts, credits, allowances and Retainages, except to the extent otherwise permitted by Ex-Im Bank in writing.
“Export-Related Borrowing Base” shall mean, at the date of determination thereof, the sum of (a) (if Lender elects to include) the Export-Related Inventory Value or Export-Related Historical Inventory Value multiplied by the Advance Rate applicable to Eligible Export-Related Inventory set forth in Section 5.B.(1.) of the Loan Authorization Agreement, plus (b) the Export-Related Accounts Receivable Value multiplied by the Advance Rate applicable to Eligible Export-Related Accounts Receivable set forth in Section 5.B.(2.) of the Loan Authorization Agreement, plus (c) if permitted by Ex-Im Bank in writing, the Retainage Value multiplied by the Advance Rate applicable to Retainages set forth in Section 5.B.(3.) of the Loan Authorization Agreement, plus (d) the Other Assets set forth in Section 5.B.(4.) of the Loan Authorization Agreement multiplied by the Advance Rate agreed to in writing by Ex-Im Bank, plus (e) if permitted by Ex-Im Bank in writing, the Export-Related Overseas Accounts Receivable Value multiplied by the Advance Rate applicable to Eligible Export-Related Overseas Accounts Receivable set forth in Section 5.B.(5.) of the Loan Authorization Agreement, plus (f) if permitted by Ex-Im Bank in writing, the Export-Related Overseas Inventory Value multiplied by the Advance Rate applicable to Eligible Export-Related Overseas Inventory set forth in Section 5.B.(6.) of the Loan Authorization Agreement, less (g) the amounts required to be reserved pursuant to Sections 4.12 and 4.13 of this Agreement for each outstanding Letter of Credit, less (h) such reserves and in such amounts deemed necessary and proper by Lender from time to time.
“Export-Related Borrowing Base Certificate” shall mean a certificate in the form provided or approved by Lender, executed by Borrower and delivered to Lender pursuant to the Loan Documents detailing the Export-Related Borrowing Base supporting the Credit Accommodations which reflects, to the extent included in the Export-Related Borrowing Base, Export-Related Accounts Receivable, Eligible Export-Related Accounts Receivable, Export-Related Inventory, Eligible Export-Related Inventory, Export-Related Overseas Accounts Receivable, Eligible Export-Related Accounts Receivable, Export-Related Overseas Inventory and Eligible Export-Related Overseas Inventory balances that have been reconciled with Borrower’s general ledger, Accounts Receivable Aging Report and Inventory schedule.
“Export-Related General Intangibles” shall mean the Pro Rata Percentage of General Intangibles determined as of the earlier of: (i) the date such General Intangibles are liquidated and (ii) the date Borrower fails to pay when due any outstanding amount of principal or accrued interest payable under the Loan Documents that becomes the basis for a Payment Default on which a Claim is filed.
“Export-Related Historical Inventory Value” shall mean with respect to a Borrower, the relevant Export-Related Sales Ratio multiplied by the lowest of (i) the cost of such Borrower’s Inventory as determined in accordance with GAAP, or (ii) the market value of such Borrower’s Inventory as determined in accordance with GAAP or (iii) the appraised or orderly liquidation value of such Borrower’s Inventory, if Lender has loans and financial accommodations to such Borrower for which it conducts (or contracts for the performance of) such an appraised or orderly liquidation value.

“Export-Related Inventory” shall mean the Inventory of Borrower located in the United States that has been purchased, manufactured or otherwise acquired by Borrower for sale or resale as Items, or to be incorporated into Items to be sold or resold pursuant to Export Orders.
“Export-Related Inventory Value” shall mean, at the date of determination thereof, the lowest of (i) the cost of Eligible Exported-Related Inventory as determined in accordance with GAAP, or (ii) the market value of Eligible Export-Related Inventory as determined in accordance with GAAP or (iii) the lower of the appraised market value or orderly liquidation value of the Eligible Export-Related Inventory, if Lender has other loans and financial accommodations to a Borrower for which it conducts (or contracts for the performance of) such an appraised or orderly liquidation value.
“Export-Related Overseas Accounts Receivable” shall mean those Accounts Receivable arising from the sale of Items which are due and payable outside of the United States either to a Borrower or an Affiliated Foreign Person.
“Export-Related Overseas Accounts Receivable Value” shall mean, with respect to a Loan Facility, at the date of determination thereof, the aggregate face amount of Eligible Export-Related Overseas Accounts Receivable less taxes, discounts, credits, allowances and Retainages, except to the extent otherwise permitted by Ex-Im Bank in writing.
“Export-Related Overseas Inventory” shall mean the Inventory of Borrower located outside of the United States that has been purchased, manufactured or otherwise acquired by such Borrower for sale or resale as Items, or to be incorporated into Items to be sold or resold pursuant to Export Orders.
“Export-Related Overseas Inventory Value” shall mean, at the date of determination thereof, the lowest of (i) the cost of Eligible Export-Related Overseas Inventory as determined in accordance with GAAP, (ii) the market value of Eligible Export-Related Overseas Inventory as determined in accordance with GAAP or (iii) the appraised or orderly liquidation value of the Eligible Export-Related Overseas Inventory, if Lender has other loans and financial accommodations to Borrower or an Affiliated Foreign Person for which it conducts (or contracts for the performance of) such a appraised or orderly liquidation.
“Export-Related Sales Ratio” shall mean with respect to a Borrower, the percentage of such Borrower’s total sales revenue derived from the sale of Eligible Export-Related Inventory over a rolling twelve-month period ending no more than ninety (90) days prior to the date of the relevant Export-Related Borrowing Base Certificate
“Extension” shall mean, with respect to a Loan Facility, an amendment to the Loan Authorization Agreement extending the Final Disbursement Date on the same terms and conditions as the Loan Facility for an aggregate period not to exceed one hundred and twenty (120) days beyond the original Final Disbursement Date, either as agreed to in writing by Ex-Im Bank or, in the case of Delegated Authority, as notified by Lender to Ex-Im Bank pursuant to its authority under the Delegated Authority Letter Agreement.

“Fast Track Lender Agreement” shall mean the Fast Track Lender Agreement, if any, between Ex-Im Bank and Lender.
“Final Disbursement Date” shall mean the last date on which Lender may make a Disbursement set forth in Section 10 of the Loan Authorization Agreement (including as amended by an Extension) or, if such date is not a Business Day, the next succeeding Business Day; provided, however, to the extent that Lender has not received cash collateral in the amount of the Letter of Credit Obligations or an equivalent full indemnity from Borrower or Guarantor, as applicable, with respect to Letter of Credit Obligations outstanding on the Final Disbursement Date, the Final Disbursement Date with respect to an advance to fund a drawing under such Letter of Credit shall be no later than thirty (30) days after any such drawing which may be no later than the expiry date of the Letter of Credit related thereto.
“GAAP” shall mean the generally accepted accounting principles issued in the United States.
“General Intangibles” shall mean all intellectual property and other “general intangibles” (as such term is defined in the UCC).
“Guarantor” shall mean any Person which is identified in Section 3 of the Loan Authorization Agreement who shall guarantee (jointly and severally if more than one) the payment and performance of all or a portion of the Loan Facility Obligations.
“Guarantee Agreement” shall mean a valid and enforceable agreement of guarantee executed by each Guarantor in favor of Lender.
“Indirect Exports” shall mean finished goods or services that are sold by a Borrower to a Buyer located in the United States, are intended for export from the United States, and are identified in Section 4.A.(2.) of the Loan Authorization Agreement.
“Inventory” shall mean all “inventory” (as such term is defined in the UCC), now or hereafter owned or acquired by Borrower, wherever located, including all inventory, merchandise, goods and other personal property which are held by or on behalf of Borrower for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in Borrower’s business or in the processing, production, packaging, promotion, delivery or shipping of the same, including other supplies.
“ISP” shall mean the International Standby Practices-ISP98, International Chamber of Commerce Publication No. 590 and any amendments and revisions thereof.
“Issuing Bank” shall mean the bank that issues a Letter of Credit, which bank is Lender itself or a bank that Lender has caused to issue a Letter of Credit by way of a guarantee or reimbursement obligation.
“Items” shall mean the finished goods or services which are intended for export from the United States, either directly or as an Indirect Export, meet the U.S. Content requirements in accordance with Section 2.01(b)(ii) of this Agreement and are specified in Section 4.A. of the Loan Authorization Agreement.

“Letter of Credit” shall mean a Commercial Letter of Credit or a Standby Letter of Credit.
“Letter of Credit Obligations” shall mean all undrawn amounts of outstanding obligations incurred by Lender, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance or guarantee by Lender or Issuing Bank of Letters of Credit.
“Lien” shall mean any mortgage, security deed or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, security title, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction) by which property is encumbered or otherwise charged.
“Loan Agreement” shall mean a valid and enforceable agreement between Lender and a Borrower setting forth, with respect to each Loan Facility, the terms and conditions of such Loan Facility.
“Loan Authorization Agreement” shall mean, as applicable, the duly executed Loan Authorization Agreement, Fast Track Loan Authorization Agreement, or the Loan Authorization Notice, setting forth certain terms and conditions of each Loan Facility, a copy of which is attached hereto as Annex A.
“Loan Authorization Notice” shall mean the Loan Authorization Notice executed by Lender and delivered to Ex-Im Bank in accordance with the Delegated Authority Letter Agreement setting forth the terms and conditions of each Loan Facility.
“Loan Documents” shall mean the Loan Authorization Agreement, the Loan Agreement, this Agreement, each promissory note (if applicable), each Guarantee Agreement, and all other instruments, agreements and documents now or hereafter executed by the applicable Borrower, any Guarantor, Lender or Ex-Im Bank evidencing, securing, guaranteeing or otherwise relating to the Loan Facility or any Credit Accommodations made thereunder.
“Loan Facility” shall mean the Revolving Loan Facility, the Transaction Specific Loan Facility or the Transaction Specific Revolving Loan Facility established by Lender in favor of Borrower under the Loan Documents.
“Loan Facility Obligations” shall mean all loans, advances, debts, expenses, fees, liabilities, and obligations, including any accrued interest thereon, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or amounts are liquidated or determinable) owing by Borrower to Lender, of any kind or nature, present or future, arising in connection with the Loan Facility.

“Loan Facility Term” shall mean, with respect to a Loan Facility, the number of months or portion thereof from the Effective Date to the Final Disbursement Date as set forth in the Loan Authorization Agreement as amended.
“Master Guarantee Agreement” shall mean the Master Guarantee Agreement between Ex-Im Bank and Lender, as amended, modified, supplemented and restated from time to time.
“Material Adverse Effect” shall mean a material adverse effect on (a) the business, assets, operations, prospects or financial or other condition of Borrower or any Guarantor, (b) any Borrower’s ability to pay or perform the Loan Facility Obligations in accordance with the terms thereof, (c) the Collateral or Lender’s Liens on the Collateral or the priority of such Lien, or (d) Lender’s rights and remedies under the Loan Documents.
“Maximum Amount” shall mean the maximum Credit Accommodation Amount that may be outstanding at any time under each Loan Facility, as specified in Section 5.A. of the Loan Authorization Agreement.
“Other Assets” shall mean, with respect to a Loan Facility, such other assets of a Borrower to be included in Primary Collateral, which may include cash and marketable securities, or such other assets as Ex-Im Bank agrees to in writing, and disclosed as Primary Collateral in Section 6.A. of the Loan Authorization Agreement. The applicable Advance Rate (to be multiplied by the Other Asset Value) shall be as agreed to by Ex-Im Bank in writing case by case by case and set forth in Section 5.B.(4) of the Loan Authorization Agreement.
“Other Asset Value” shall mean, with respect to a Loan Facility, at the date of determination thereof, the value of the Other Assets as determined in accordance with GAAP.
“Other Collateral” shall mean any additional collateral that Lender customarily would require as security for loan facilities on its own account and risk where the permitted borrowing level is based principally on a borrowing base derived from a borrower’s inventory and accounts receivable, but where such additional collateral does not enter into the borrowing base calculation.
“Permitted Liens” shall mean (a) Liens for taxes, assessments or other governmental charges or levies not delinquent, or, being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken by Borrower; provided, that, the Lien shall have no effect on the priority of the Liens in favor of Lender or the value of the assets in which Lender has such a Lien and a stay of enforcement of any such Lien shall be in effect; (b) deposits or pledges securing obligations under worker’s compensation, unemployment insurance, social security or public liability laws or similar legislation; (c) deposits or pledges securing bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of Borrower’s business; (d) judgment Liens that have been stayed or bonded; (e) mechanics’, workers’, materialmen’s or other like Liens arising in the ordinary course of Borrower’s business with respect to obligations which are not due; (f) Liens placed upon fixed assets hereafter acquired to secure a portion of the purchase price thereof, provided, that, any such Lien shall not encumber any other property of Borrower; (g) security interests being terminated concurrently with the execution of the Loan Documents; and (h) Liens disclosed in Section 6.D. of the Loan Authorization Agreement, provided that, except as otherwise permitted by Ex-Im Bank in writing, such Liens in Section 6.D. shall be subordinate to the Liens in favor of Lender on Primary Collateral.

“Person” shall mean any individual, sole proprietorship, partnership, limited liability partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether national, federal, provincial, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof), and shall include such Person’s successors and assigns.
“Pro Rata Percentage” shall mean, with respect to a Loan Facility, as of the date of determination thereof, the principal balance of the Credit Accommodations outstanding as a percentage of the combined principal balance of all loans from Lender to such Borrower including the then outstanding principal balance of the Credit Accommodations plus unfunded amounts under outstanding Letters of Credit.
“Principals” shall mean any officer, director, owner, partner, key employee, or other Person with primary management or supervisory responsibilities with respect to Borrower or any other Person (whether or not an employee) who has critical influence on or substantive control over the transactions covered by this Agreement.
“Retainage” shall mean that portion of the purchase price of an Export Order that a Buyer is not obligated to pay until the end of a specified period of time following the satisfactory performance under such Export Order.
“Retainage Accounts Receivable” shall mean those portions of Eligible Export-Related Accounts Receivable or Eligible Export-Related Overseas Accounts Receivable arising out of a Retainage.
“Retainage Value” shall mean, at the date of determination thereof, the aggregate face amount of Retainage Accounts Receivable as permitted by Ex-Im Bank in writing, less taxes, discounts, credits and allowances, except to the extent otherwise permitted by Ex-Im Bank in writing.
“Revolving Loan Facility” shall mean the credit facility or portion thereof established by Lender in favor of Borrower for the purpose of providing working capital in the form of loans and/or Letters of Credit to finance the manufacture, production or purchase and subsequent export sale of Items pursuant to Loan Documents under which Credit Accommodations may be made and repaid on a continuous basis based solely on credit availability on the Export-Related Borrowing Base during the term of such credit facility
“Special Conditions” shall mean those conditions, if any, set forth in Section 13 of the Loan Authorization Agreement.
“Specific Export Orders” shall mean those Export Orders specified in Section 5.D. of the Loan Authorization Agreement as applicable for a Transaction Specific Revolving Loan Facility or a Transaction Specific Loan Facility.

“Standby Letters of Credit” shall mean those letters of credit subject to the ISP or UCP issued or caused to be issued by Lender for Borrower’s account that can be drawn upon by a Buyer only if Borrower fails to perform all of its obligations with respect to an Export Order.
“Transaction Specific Loan Facility” shall mean a credit facility or a portion thereof established by Lender in favor of Borrower for the purpose of providing working capital in the form of loans and/or Letters of Credit to finance the manufacture, production or purchase and subsequent export sale of Items pursuant to Loan Documents under which Credit Accommodations are made based solely on credit availability on the Export-Related Borrowing Base relating to Specific Export Orders and once such Credit Accommodations are repaid they may not be reborrowed.
“Transaction Specific Revolving Loan Facility” shall mean a Revolving Credit Facility established to provide financing of Specific Export Orders.
“UCC” shall mean the Uniform Commercial Code, as the same may be in effect from time to time in the relevant United States jurisdiction.
“UCP” shall mean the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 and any amendments and revisions thereof.
“U.S.” or “United States” shall mean the United States of America including any division or agency thereof (including United States embassies or United States military bases located overseas), and any United States Territory (including without limitation, Puerto Rico, Guam or the United States Virgin Islands).
“U.S. Content” shall mean, with respect to any Item, all the costs, including labor, materials, services and overhead, but not markup or profit margin, which are of U.S. origin or manufacture, and which are incorporated into an Item in the United States.
“Warranty” shall mean Borrower’s guarantee to Buyer that the Items will function as intended during the warranty period set forth in the applicable Export Order.
“Warranty Letter of Credit” shall mean a Standby Letter of Credit which is issued or caused to be issued by Lender to support the obligations of Borrower with respect to a Warranty or a Standby Letter of Credit which by its terms becomes a Warranty Letter of Credit.
1.02 Rules of Construction. For purposes of this Agreement, the following additional rules of construction shall apply, unless specifically indicated to the contrary: (a) wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter; (b) the term “or” is not exclusive; (c) the term “including” (or any form thereof) shall not be limiting or exclusive; (d) all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations; (e) the words “this Agreement”, “herein”, “hereof”, “hereunder” or other words of similar import refer to this Agreement as a whole including the schedules, exhibits, and annexes hereto as the same may be amended, modified or supplemented; (f) all references in this Agreement to sections, schedules, exhibits, and annexes shall refer to the corresponding sections, schedules, exhibits, and annexes of or to this Agreement; and (g) all references to any instruments or agreements, including references to any of the Loan Documents, the Delegated Authority Letter Agreement, or the Fast Track Lender Agreement shall include any and all modifications, amendments and supplements thereto and any and all extensions or renewals thereof to the extent permitted under this Agreement.

1.03 Incorporation of Recitals. The Recitals to this Agreement are incorporated into and shall constitute a part of this Agreement.
ARTICLE II
OBLIGATIONS OF BORROWER
Until payment in full of all Loan Facility Obligations and termination of the Loan Documents, Borrower agrees as follows:
2.01 Use of Credit Accommodations. (a) Borrower shall use Credit Accommodations only for the purpose of enabling Borrower to finance the cost of manufacturing, producing, purchasing or selling the Items. Borrower may not use any of the Credit Accommodations for the purpose of: (i) servicing or repaying any of Borrower’s pre-existing or future indebtedness unrelated to the Loan Facility unless approved by Ex-Im Bank in writing; (ii) acquiring fixed assets or capital assets for use in Borrower’s business; (iii) acquiring, equipping or renting commercial space outside of the United States; (iv) paying the salaries of non U.S. citizens or non-U.S. permanent residents who are located in offices outside of the United States; or (v) in connection with a Retainage or Warranty unless approved by Ex-Im Bank in writing.
(b) In addition, no Credit Accommodation may be used to finance the manufacture, purchase or sale of any of the following:
(i) Items to be sold to a Buyer located in a country as to which Ex-Im Bank is prohibited from doing business as designated in the Country Limitation Schedule;
(ii) that part of the cost of the Items which is not U.S. Content unless such part is not greater than fifty percent (50%) of the cost of the Items and is incorporated into the Items in the United States;
(iii) defense articles or defense services;
(iv) Capital Goods unless in accordance with Section 2.14 of this Agreement; or
(v) without Ex-Im Bank’s prior written consent, any Items to be used in the construction, alteration, operation or maintenance of nuclear power, enrichment, reprocessing, research or heavy water production facilities.
2.02 Security Interests. Borrower agrees to cooperate with Lender in any steps Lender shall take to file and maintain valid, enforceable and perfected security interests in the Collateral.

2.03 Loan Documents and Loan Authorization Agreement. (a) This Agreement and each of the other Loan Documents applicable to Borrower have been duly executed and delivered on behalf of Borrower, and are and will continue to be legal and valid obligations of Borrower, enforceable against it in accordance with its terms.
(b) Borrower shall comply with all of the terms and conditions of this Agreement, the Loan Authorization Agreement and each of the other Loan Documents to which it is a party.
(c) Borrower hereby represents and warrants to Lender that Borrower is an Eligible Person.
2.04 Export-Related Borrowing Base Certificates and Export Orders. (a) In order to receive Credit Accommodations under the Loan Facility, Borrower shall have delivered to Lender an Export-Related Borrowing Base Certificate as frequently as required by Lender but at least within the past month, together with a copy of the Export Order(s) or, for Revolving Loan Facilities, if permitted by Lender, a written summary of the Export Orders (when Eligible Export-Related Inventory and Eligible Overseas Export-Related Inventory are entering the Export-Related Borrowing Base) against which Borrower is requesting Credit Accommodations. In addition, so long as there are any Credit Accommodations outstanding under the Loan Facility, Borrower shall deliver to Lender an Export-Related Borrowing Base Certificate at least once each month. Lender shall determine if daily electronic reporting reconciled monthly may substitute for monthly Export-Related Borrowing Base Certificates. If the Lender requires an Export-Related Borrowing Base Certificate more frequently, Borrower shall deliver such Export-Related Borrowing Base Certificate as required by Lender.
(b) If Lender permits summaries of Export Orders, Borrower shall also deliver promptly to Lender copies of any Export Orders requested by Lender.
2.05 Schedules, Reports and Other Statements. With the delivery of each Export-Related Borrowing Base Certificate required in Section 2.04 above, Borrower shall submit to Lender in writing (a) an Inventory schedule for the preceding month, as applicable, and (b) an Accounts Receivable Aging Report for the preceding month. Borrower shall also furnish to Lender promptly upon request such information, reports, contracts, invoices and other data concerning the Collateral as Lender may from time to time specify.
2.06 Exclusions from the Export-Related Borrowing Base. In determining the Export-Related Borrowing Base, Borrower shall exclude therefrom Inventory which are not Eligible Export-Related Inventory or Eligible Export-Related Overseas Inventory and Accounts Receivable which are not Eligible Export-Related Accounts Receivable or Eligible Export-Related Overseas Accounts Receivable. Borrower shall promptly, but in any event within five (5) Business Days, notify Lender (a) if any then existing Export-Related Inventory or Export-Related Overseas Inventory no longer constitutes Eligible Export-Related Inventory or Eligible Export-Related Overseas Inventory, as applicable or (b) of any event or circumstance which to Borrower’s knowledge would cause Lender to consider any then existing Export-Related Accounts Receivable or Export-Related Overseas Accounts Receivable as no longer constituting an Eligible Export-Related Accounts Receivable or Eligible Export-Related Overseas Accounts Receivable, as applicable.

2.07 Borrowings and Reborrowings. (a) If the Loan Facility is a Revolving Loan Facility or Transaction Specific Revolving Loan Facility, provided that Borrower is not in default under any of the Loan Documents, Borrower may borrow, repay and reborrow amounts under such Loan Facility up to the credit available on the current Export-Related Borrowing Base Certificate subject to the terms of this Agreement and each of the other Loan Documents until the close of business on the Final Disbursement Date.
(b) If the Loan Facility is a Transaction Specific Loan Facility, provided that Borrower is not in default under any of the Loan Documents, Borrower may borrow (but not reborrow) amounts under the Loan Facility up to the credit available on the current Export-Related Borrowing Base Certificate subject to the terms of this Agreement and each of the other Loan Documents until the close of business on the Final Disbursement Date.
2.08 Repayment Terms. (a) The Borrower on a Revolving Loan Facility shall pay in full the outstanding Loan Facility Obligations no later than the first Business Day after the Final Disbursement Date unless such Loan Facility is renewed or extended by Lender consistent with procedures required by Ex-Im Bank.
(b) The Borrower on a Transaction Specific Loan Facility and a Transaction Specific Revolving Loan Facility shall, within two (2) Business Days of the receipt thereof, pay to Lender (for application against the outstanding Loan Facility Obligations) all checks, drafts, cash and other remittances it may receive in payment or on account of the Export-Related Accounts Receivable, Export-Related Overseas Accounts Receivable or any other Collateral, in precisely the form received (except for the endorsement of Borrower where necessary). Pending such deposit, Borrower shall hold such amounts in trust for Lender separate and apart and shall not commingle any such items of payment with any of its other funds or property. Unless a Transaction Specific Loan Facility or Transaction Specific Revolving Loan Facility is renewed or extended by Lender consistent with procedures required by Ex-Im Bank, Borrower shall pay in full all outstanding Loan Facility Obligations no later than the first Business Day after the Final Disbursement Date, except for Eligible Export-Related Accounts Receivables and Eligible Export-Related Overseas Accounts Receivable outstanding as of the Final Disbursement Date and due and payable after such date, for which the principal and accrued and unpaid interest thereon shall be due and payable no later than the first Business Day after the date such Accounts Receivable are due and payable.
2.09 Financial Statements. Borrower shall deliver to Lender the financial statements required to be delivered by Borrower in accordance with Section 11 of the Loan Authorization Agreement.
2.10 Additional Security or Payment. (a) Borrower shall at all times ensure that the Export-Related Borrowing Base equals or exceeds the aggregate outstanding amount of Disbursements. If informed by Lender or if Borrower otherwise has actual knowledge that the Export-Related Borrowing Base is at any time less than the aggregate outstanding amount of Disbursements, Borrower shall, within five (5) Business Days, either (i) furnish additional Collateral to Lender, in form and amount satisfactory to Lender and Ex-Im Bank or (ii) pay to Lender an amount equal to the difference between the aggregate outstanding amount of Disbursements and the Export-Related Borrowing Base.

(b) For purposes of this Agreement, in determining the Export-Related Borrowing Base there shall be deducted from the Export-Related Borrowing Base an amount equal to (i) twenty-five percent (25%) of the undrawn amount of outstanding Commercial Letters of Credit and Standby Letters of Credit and (ii) one hundred percent (100%) of the undrawn amount of outstanding Warranty Letters of Credit less the amount of cash collateral held by Lender to secure Warranty Letters of Credit.
(c) Unless otherwise approved in writing by Ex-Im Bank, for Revolving Loan Facilities (other than Transaction Specific Revolving Loan Facilities), Borrower shall at all times ensure that the sum of the outstanding amount of Disbursements and the undrawn amount of outstanding Commercial Letters of Credit that is supported by Eligible Export-Related Inventory or Eligible Export-Related Overseas Inventory (discounted by the relevant Advance Rate percentages) in the Export-Related Borrowing Base does not exceed sixty percent (60%) of the sum of the total outstanding amount of Disbursements and the undrawn amount of all outstanding Commercial Letters of Credit. If informed by Lender or if Borrower otherwise has actual knowledge that the sum of the outstanding amount of Disbursements and the undrawn amount of outstanding Commercial Letters of Credit that is supported by such Inventory exceeds sixty percent (60%) of the sum of the total outstanding Disbursements and the undrawn amount of all outstanding Commercial Letters of Credit, Borrower shall, within five (5) Business Days, either (i) furnish additional non-Inventory Collateral to Lender, in form and amount satisfactory to Lender and Ex-Im Bank, or (ii) pay down the applicable portion of the outstanding Disbursements or (iii) reduce the undrawn amount of outstanding Commercial Letters of Credit such that the above described ratio is not exceeded.
(d) If informed by Lender or if Borrower otherwise has actual knowledge that the conditions of Section 2.16(g) are at any time not being met, Borrower shall, within five (5) Business Days, either (i) furnish additional Collateral to Lender that is not Eligible Export-Related Overseas Accounts Receivable or Eligible Export-Related Overseas Inventory, in form and amount satisfactory to Lender and Ex-Im Bank, or (ii) remove from the Export-Related Borrowing Base the portion of Eligible Export-Related Overseas Accounts Receivable or Eligible Export-Related Overseas Inventory that supports greater than fifty percent (50%) of the Export-Related Borrowing Base.
2.11 Continued Security Interest. Borrower shall not change (a) its name or identity in any manner, (b) the location of its principal place of business or its jurisdiction of organization or formation, (c) the location of any of the Collateral or (d) the location of any of the books or records related to the Collateral, in each instance without giving thirty (30) days prior written notice thereof to Lender and taking all actions deemed necessary or appropriate by Lender to continuously protect and perfect Lender’s Liens upon the Collateral.
2.12 Inspection of Collateral and Facilities. (a) Borrower shall permit the representatives of Lender and Ex-Im Bank to make at any time during normal business hours inspections of the Collateral and of Borrower’s facilities, activities, and books and records, and shall cause its officers and employees to give full cooperation and assistance in connection therewith.

(b) Borrower agrees to facilitate Lender’s conduct of field examinations at Borrower’s facilities in accordance with the time schedule and content for such examinations that Lender requests. Such field examinations shall address at a minimum: (x) the value of the Collateral against which Credit Accommodations may be provided, (y) the amount, if any, that the aggregate outstanding amount of Disbursements exceeds the Export-Related Borrowing Base and (z) whether such Borrower is in material compliance with the terms of each of the Loan Documents. Such field examinations shall include an inspection and evaluation of the Export-Related Inventory and Export-Related Overseas Inventory, a book audit of Export-Related Accounts Receivable and Export-Related Overseas Accounts Receivable, a review of the Accounts Receivable Aging Reports and a review of Borrower’s compliance with any Special Conditions. Lenders who opt to use the Export-Related Historical Inventory Value in the Export-Related Borrowing Base calculation shall reconcile those numbers against the calculation for the relevant time periods using the Export-Related Inventory Value. Whenever Export-Related Accounts Receivable or Export-Related Inventory derived from Indirect Exports are in the Export-Related Borrowing Base, Lender shall verify compliance with Section 2.15 herein, including taking a random sampling of ultimate foreign purchasers.
2.13 General Intangibles. Borrower represents and warrants that it owns, or is licensed to use, all General Intangibles necessary to conduct its business as currently conducted except where the failure of Borrower to own or license such General Intangibles could not reasonably be expected to have a Material Adverse Effect.
2.14 Economic Impact Approval. (a) For Loan Facilities up to and including $10 million, Borrower acknowledges that Capital Goods may not be included as Items, and Export-Related Inventory, Export-Related Overseas Inventory, Export-Related Accounts Receivable and Export-Related Overseas Accounts Receivable in connection with the sale of such Capital Goods may not be included in the Export-Related Borrowing Base, if such Capital Goods would enable a foreign buyer to establish or expand production of a product where, as of the date of the Economic Impact Certification covering such Item: (i) the Buyer is subject to a Final Anti-Dumping (AD) or Countervailing Duty (CVD) order, or a Suspension Agreement arising from a AD or CVD investigation, and such product is substantially the same as the product that is the subject of the AD/CVD order or suspension agreement; or (ii) the Buyer is the subject of a Section 201 injury determination by the International Trade Commission (“ITC”) and such product is substantially the same as a product that is the subject of the ITC injury determination. Borrower may consult with Ex-Im Bank regarding the appropriate application of this Section 2.14(a) and may, at its option, request that Ex-Im Bank issue an Economic Impact Approval covering any Items listed in Section 4.A. of the Loan Authorization Agreement. For Loan Facilities over $10 million involving Items that are Capital Goods, Borrower shall obtain from Ex-Im Bank, and abide by, an Economic Impact Approval covering all Items listed in Section 4(A) of the Loan Authorization Agreement.
(b) Borrower shall provide Lender with a certification in the form of Annex B (an “Economic Impact Certification”) covering the Items stated in Section 4(A) of the Loan Authorization Agreement prior to Lender including such Items in the Loan Authorization Agreement. Prior to Lender amending the Loan Authorization Agreement to include additional Items, Borrower shall provide Lender with an additional Economic Impact Certification covering such additional Items.

2.15 Indirect Exports. Indirect Exports may be included as Items in a Loan Facility provided that funds available under such Loan Facility’s Export-Related Borrowing Base supported by Accounts Receivable and Inventory derived from Indirect Exports at no time exceed ten percent (10%) of the Maximum Amount of such Loan Facility, and provided, further that (a) the ultimate foreign buyer for the Items must be located in a country in which Ex-Im Bank is not legally prohibited from doing business in accordance with the Country Limitation Schedule, and (b) the Borrower must make available to Lender verifiable evidence of intent to export the Indirect Exports from the United States, which evidence may be contained in the Export Orders and Accounts Receivable Aging Reports and supporting documents. Lender must obtain written consent from Ex-Im Bank prior to including funds derived from Indirect Exports in an Export-Related Borrowing Base above the ten percent (10%) threshold.
2.16 Overseas Inventory and Accounts Receivable. Upon the prior written consent of Ex-Im Bank, Export-Related Overseas Accounts Receivable and Export-Related Overseas Inventory of a Borrower or of an Affiliated Foreign Person (as defined below) may be included in the Export-Related Borrowing Base provided that conditions required by Ex-Im Bank, including the following, are met:
(a) the Affiliated Foreign Person, if any, has been approved by Ex-Im Bank;
(b) the Affiliated Foreign Person, if any, is a Borrower under the relevant Loan Facility;
(c) notwithstanding the Maximum Amount of the Loan Facility, all payments due and payable on such Export-Related Overseas Accounts Receivable are collected through a cash collateral account under Lender’s control;
(d) as of the Effective Date, or such later date when the Export-Related Overseas Accounts Receivable and/or Export-Related Overseas Inventory are added to the Loan Facility, Lender has obtained a valid and enforceable first priority Lien in the Export-Related Overseas Accounts Receivable and Export-Related Overseas Inventory, as applicable;
(e) as of the Effective Date, or such later date when the Export-Related Overseas Accounts Receivable and/or Export-Related Overseas Inventory are added to the Loan Facility, Lender has obtained a legal opinion confirming the security interest in the Export-Related Overseas Accounts Receivable and Export-Related Overseas Inventory;
(f) the Export-Related Overseas Accounts Receivable are due and payable in United States Dollars or other currency acceptable to Ex-Im Bank; and
(g) at no time may the portion of the Export-Related Borrowing Base derived from Eligible Export-Related Overseas Accounts Receivable and Eligible Export-Related Overseas Inventory exceed fifty percent (50%) of the Export-Related Borrowing Base.
For purposes hereof, an “Affiliated Foreign Person” shall mean a subsidiary or affiliate of a Borrower on the same Loan Facility, which has duly executed as a Borrower all of the applicable Loan Documents and any other documents required by Ex-Im Bank, meets all of the requirements of the definition of Eligible Person other than subclause (a) thereof and is in good standing in the country of its formation or otherwise authorized to conduct business in such country.

2.17 Country Limitation Schedule. Unless otherwise informed in writing by Lender or Ex-Im Bank, Borrower shall be entitled to rely on the last copy of the Country Limitation Schedule distributed from Lender to Borrower.
2.18 Notice of Certain Events. Borrower shall promptly, but in any event within five (5) Business Days, notify Lender in writing of the occurrence of any of the following:
(a) Borrower or any Guarantor (i) applies for, consents to or suffers the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property or calls a meeting of its creditors, (ii) admits in writing its inability, or is generally unable, to pay its debts as they become due or ceases operations of its present business, (iii) makes a general assignment for the benefit of creditors, (iv) commences a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) is adjudicated as bankrupt or insolvent, (vi) files a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesces to, or fails to have dismissed within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) takes any action for the purpose of effecting any of the foregoing;
(b) any Lien in any of the Collateral, granted or intended by the Loan Documents to be granted to Lender, ceases to be a valid, enforceable, perfected, first priority Lien (or a lesser priority if expressly permitted pursuant to Section 6 of the Loan Authorization Agreement) subject only to Permitted Liens;
(c) the issuance of any levy, assessment, attachment, seizure or Lien, other than a Permitted Lien, against any of the Collateral which is not stayed or lifted within thirty (30) calendar days;
(d) any proceeding is commenced by or against Borrower or any Guarantor for the liquidation of its assets or dissolution;
(e) any litigation is filed against Borrower or any Guarantor which has had or could reasonably be expected to have a Material Adverse Effect and such litigation is not withdrawn or dismissed within thirty (30) calendar days of the filing thereof;
(f) any default or event of default under the Loan Documents;
(g) any failure to comply with any terms of the Loan Authorization Agreement;
(h) any material provision of this Agreement or any other Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms;
(i) any event which has had or could reasonably be expected to have a Material Adverse Effect; or
(j) the aggregate outstanding amount of Disbursements exceeds the applicable Export-Related Borrowing Base.

2.19 Insurance. Borrower will at all times carry property, liability and other insurance, with insurers acceptable to Lender, in such form and amounts, and with such deductibles and other provisions, as Lender shall require, and Borrower will provide evidence of such insurance to Lender on the proper Acord Form, so that Lender is satisfied that such insurance is, at all times, in full force and effect. Each property insurance policy shall name Lender as loss payee or mortgagee and shall contain a lender’s loss payable endorsement in form acceptable to Lender and each liability insurance policy shall name Lender as an additional insured. All policies of insurance shall provide that they may not be cancelled or changed without at least thirty (30) days’ prior written notice to Lender and shall otherwise be in form and substance satisfactory to Lender. Borrower will promptly deliver to Lender copies of all reports made to insurance companies.
2.20 Taxes. Borrower has timely filed all tax returns and reports required by applicable law, has timely paid all applicable taxes, assessments, deposits and contributions owing by Borrower and will timely pay all such items in the future as they became due and payable. Borrower may, however, defer payment of any contested taxes; provided, that Borrower (a) in good faith contests Borrower’s obligation to pay such taxes by appropriate proceedings promptly and diligently instituted and conducted; (b) notifies Lender in writing of the commencement of, and any material development in, the proceedings; (c) posts bonds or takes any other steps required to keep the contested taxes from becoming a Lien upon any of the Collateral; and (d) maintains adequate reserves therefore in conformity with GAAP.
2.21 Compliance with Laws. Borrower represents and warrants that it has complied in all material respects with all provisions of all applicable laws and regulations, including those relating to Borrower’s ownership of real or personal property, the conduct and licensing of Borrower’s business, the payment and withholding of taxes, ERISA and other employee matters, safety and environmental matters.
2.22 Negative Covenants. Without the prior written consent of Ex-Im Bank and Lender, Borrower shall not: (a) merge, consolidate or otherwise combine with any other Person; (b) acquire all or substantially all of the assets or capital stock of any other Person; (c) sell, lease, transfer, convey, assign or otherwise dispose of any of its assets, except for the sale of Inventory in the ordinary course of business and the disposition of obsolete equipment in the ordinary course of business; (d) create any Lien on the Collateral except for Permitted Liens; (e) make any material changes in its organizational structure or identity; or (f) enter into any agreement to do any of the foregoing.
2.23 Cross Default. Borrower shall be deemed in default under the Loan Facility if Borrower fails to pay when due any amount payable to Lender under any loan or other credit accommodations to Borrower whether or not guaranteed by Ex-Im Bank.
2.24 Munitions List. If any of the Items are articles, services, or related technical data that are listed on the United States Munitions List (part 121 of title 22 of the Code of Federal Regulations), Borrower shall send a written notice promptly, but in any event within five (5) Business Days, of Borrower learning thereof to Lender describing the Items(s) and the corresponding invoice amount.

2.25 Suspension and Debarment, etc. On the date of this Agreement neither Borrower nor its Principals are (a) debarred, suspended, proposed for debarment with a final determination still pending, declared ineligible or voluntarily excluded (as such terms are defined under any of the Debarment Regulations referred to below) from participating in procurement or nonprocurement transactions with any United States federal government department or agency pursuant to any of the Debarment Regulations or (b) indicted, convicted or had a civil judgment rendered against Borrower or any of its Principals for any of the offenses listed in any of the Debarment Regulations. Unless authorized by Ex-Im Bank, Borrower will not knowingly enter into any transactions in connection with the Items with any person who is debarred, suspended, declared ineligible or voluntarily excluded from participation in procurement or nonprocurement transactions with any United States federal government department or agency pursuant to any of the Debarment Regulations. Borrower will provide immediate written notice to Lender if at any time it learns that the certification set forth in this Section 2.24 was erroneous when made or has become erroneous by reason of changed circumstances.
ARTICLE III
RIGHTS AND REMEDIES
3.01 Indemnification. Upon Ex-Im Bank’s payment of a Claim to Lender in connection with the Loan Facility pursuant to the Master Guarantee Agreement, Ex-Im Bank may assume all rights and remedies of Lender under the Loan Documents and may enforce any such rights or remedies against Borrower, the Collateral and any Guarantors. Borrower shall hold Ex-Im Bank and Lender harmless from and indemnify them against any and all liabilities, damages, claims, costs and losses incurred or suffered by either of them resulting from (a) any materially incorrect certification or statement knowingly made by Borrower or its agent to Ex-Im Bank or Lender in connection with the Loan Facility, this Agreement, the Loan Authorization Agreement or any other Loan Documents or (b) any material breach by Borrower of the terms and conditions of this Agreement, the Loan Authorization Agreement or any of the other Loan Documents. Borrower also acknowledges that any statement, certification or representation made by Borrower in connection with the Loan Facility is subject to the penalties provided in Article 18 U.S.C. Section 1001.
3.02 Liens. Borrower agrees that any and all Liens granted by it to Lender are also hereby granted to Ex-Im Bank to secure Borrower’s obligation, however arising, to reimburse Ex-Im Bank for any payments made by Ex-Im Bank pursuant to the Master Guarantee Agreement. Lender is authorized to apply the proceeds of, and recoveries from, any property subject to such Liens to the satisfaction of Loan Facility Obligations in accordance with the terms of any agreement between Lender and Ex-Im Bank.

ARTICLE IV
MISCELLANEOUS
4.01 Governing Law. This Agreement and the obligations arising under this Agreement shall be governed by, and construed in accordance with, the law of the state governing the Loan Agreement.
4.02 Notification. All notices required by this Agreement shall be given in the manner and to the parties provided for in the Loan Agreement.
4.03 Partial Invalidity. If at any time any of the provisions of this Agreement becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, the validity nor the enforceability of the remaining provisions hereof shall in any way be affected or impaired.
4.04 Waiver of Jury Trial. BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT, PROCEEDING OR OTHER LITIGATION BROUGHT TO RESOLVE ANY DISPUTE ARISING UNDER, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, THE LOAN AUTHORIZATION AGREEMENT, ANY LOAN DOCUMENT, OR ANY OTHER AGREEMENT, DOCUMENT OR INSTRUMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OR OMISSIONS OF LENDER, EX-IM BANK, OR ANY OTHER PERSON, RELATING TO THIS AGREEMENT, THE LOAN AUTHORIZATION AGREEMENT OR ANY OTHER LOAN DOCUMENT.
4.05 Consequential Damages. Neither Ex-Im Bank, Lender nor any agent or attorney for any of them shall be liable to Borrower for consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Loan Facility Obligations.

IN WITNESS WHEREOF, Borrower has caused this Agreement to be duly executed as of the 4th day of January, 2011.

FUELCELL ENERGY, INC.
(Name of Borrower)

By:	/s/ Joseph G. Mahler
(Signature)
Name:	Joseph G. Mahler
(Print or Type)
Title:	Sr. Vice President & CFO
(Print or Type)

ACKNOWLEDGED:

JPMORGAN CHASE BANK, N.A.

By:	/s/ James P. Murphy
(Signature)
Name:	James P. Murphy
(Print or Type)
Title:	Authorized Signer
(Print or Type)

JPMORGAN CHASE BANK, N.A.
Global Trade Services

By:	/s/ Randall Mascorro
(Signature)
Name:	Randall Mascorro
Title:	Vice President

ANNEXES:

Annex A	-	Loan Authorization Agreement, Fast Track Loan Authorization Agreement or Loan Authorization Notice, as applicable

Annex B	-	Economic Impact Certification

[Two originals to be provided to Ex-Im Bank]

To:	Export-Import Bank of the United States
811 Vermont Avenue, N.W.
Washington, D.C. 20571
Attention: Vice President — United States Division
LOAN AUTHORIZATION NOTICE
We hereby notify the Export-Import Bank of the United States (“Ex-Im Bank”) that, pursuant to the delegated authority granted by Ex-Im Bank to the undersigned institution (the “Lender”) under the Delegated Authority Letter Agreement referred to below between Lender and Ex-Im Bank, we have issued an Ex-Im Bank Guarantee under the Master Guarantee Agreement between Ex-Im Bank and Lender, of the Loan Facility identified below from Lender to Borrower identified below. The Loan Facility is subject to the specific terms and conditions set forth below. Unless otherwise defined, the capitalized terms used herein shall have the meanings set forth in the Master Guarantee Agreement.
1.	Documentation and Location of Loan Documents:

Name of Lender: JPMorgan Chase Bank, N.A.

Delegated Authority Letter Agreement Number: TX — DA — 05 — 010

Master Guarantee Agreement Number: TX — MGA — 05 — 010

Borrower Agreement Date: January 4, 2011

Effective Date of this Loan Facility: January 4, 2011

Location of Loan Documents: 2200 Ross Ave., 6th Floor, Dallas, Texas 75201

If Borrower was assisted by a city/state export agency, please provide the name of the agency, contact person, and telephone number.

Name:

Address:

Attention:

Telephone:

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2.	A. Borrower’s Name and Address: The full name, address, contact person, telephone and telefax numbers of Borrower are as follows:

Name:	FuelCell Energy, Inc.
Address:	3 Great Pasture Rd.
Danbury, CT 06813
Attention:	Michael Bishop, VP and Corporate Controller
Telephone:	203-825-6000
Telecopier:	203-825-6100
B.	Is Borrower a Small Business as stipulated by SBA guidelines? ☑ Yes ☐ No

C.	Additionality: Please select appropriate answer(s).
☐ (1.)	Borrower meets all small business criteria:
(i)	Maximum Amount is $2 million or less;

(ii)	Borrower qualifies as Small Business under SBA Guidelines;

(iii)	Borrower employs 100 people or fewer; and

(iv)	Borrower’s annual revenues do not exceed $10 million.
☑ (2.)	Repayment risk associated with foreign sale.

☑ (3.)	Borrower’s creditworthiness requires Guarantee.

☐ (4.)	Lender’s internal lending limits reached.

☐ (5.)	Lender’s statutory lending limits reached.

☐ (6.)	Other (please specify) .

☑ (7.)	Lender has adequately addressed each of the requirements of “Additionality” as set forth in the Working Capital Guaranty Manual in its internal credit memorandum.
3.	Guarantor’s Name and Address: Are there Guarantors for the Loan Facility?
☐	Yes

☑	No If no, attach waiver letter from Ex-Im Bank and/or ownership breakdown.
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The full name, address, telephone and telefax numbers of each Guarantor are as follows:

Name:

Address:

Attention:

Telephone:

Telecopier:

4.	The Items to be financed:
A. (1.)	The Items: (Complete description of goods and services to be exported, e.g. machine tools, electronic components, logs, etc.)
SIC Code(s)/NAIC No(s): 335999	Development and manufacture of high- efficiency stationary fuel cell power plants
(2.)	Will Indirect Exports be included in the Export-Related Borrowing Base?
☑	Yes. If yes, please indicate which Items above will include Indirect Exports and affirm:
☑
Funds available under the Export-Related Borrowing Base derived from Indirect Exports shall at all times constitute no more than 10% of the Maximum Amount of this Loan Facility in accordance with the standard stated in Section 4.15 of the Master Guarantee Agreement; or

☐
Funds available under the Export-Related Borrowing Base derived from Indirect Exports might constitute more than 10% of the Maximum Amount of this Loan Facility. Lender has obtained Ex-Im Bank’s prior written consent to exceed 10% of the Maximum Amount. Attached is a copy of Ex-Im Bank’s written consent.

☐	No.
(3.)	Have you obtained an Economic Impact Certification from the Borrower covering all Items listed in 4.A.(1) in accordance with Section 4.09 of the MGA?
☑	Yes

☐	No
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B.	Are Commercial Letters of Credit or Standby Letters of Credit (other than Warranty Letters of Credit) to be issued under this Loan Facility?
☑	Yes If yes, approximately what percentage of the Loan Facility will be utilized for Commercial Letters of Credit or Standby Letters of Credit? Up to 50%

☐	No
C.	Are Warranty Letters of Credit expected to be issued under this Loan Facility?
☐	Yes Lender has obtained Ex-Im Bank’s prior written consent for issuance of such Warranty Letters of Credit. Attached is a copy of Ex-Im Bank’s written consent.

☑	No
D.	Are Retainage Accounts Receivable to be included in the Export-Related Borrowing Base?
☐	Yes Lender has obtained Ex-Im Bank’s prior written consent for inclusion of each such Retainage Accounts Receivable. Attached is a copy of Ex-Im Bank’s written consent.

☑	No
5.	Maximum Amount, Advance Rates, Loan Facility Terms:
A.	Maximum Amount: $5,000,000.00

B.	Advance Rates by Categories of Primary Collateral:
(1.)
Inventory: The Advance Rate (to be multiplied by the Export-Related Inventory Value or Export-Related Historical Inventory Value) for Collateral categorized as Eligible Export-Related Inventory shall be:

Seventy-five percent ( 75% )
(2.)	Accounts Receivable: The Advance Rate (to be multiplied by the Export-Related Accounts Receivable Value) for Collateral categorized as Eligible Export-Related Accounts Receivable shall be:
Ninety percent ( 90% )
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(3.)	Retainage Accounts Receivable: The Advance Rate (to be multiplied by the Retainage Value) for Collateral categorized as Retainage Accounts Receivable shall be:
Zero percent ( 0% )
(4.)	Other Assets (as described in Section 6.A. below): The Advance Rate (to be multiplied by the Other Assets Value) for Collateral categorized as Other Assets shall be:
Zero percent ( 0% )
(5.)
Overseas Accounts Receivable: The Advance Rate (to be multiplied by the Export-Related Overseas Accounts Receivable Value) for Collateral categorized as Eligible Export-Related Overseas Accounts Receivable shall be:

Zero percent ( 0% )
(6.)	Overseas Inventory: The Advance Rate (multiplied by the Export-Related Overseas Inventory Value) for Collateral categorized as Eligible Export-Related Overseas Inventory shall be:
Zero percent ( 0% )
C.	Type of Loan Facility and Exports supported:
(1.)	Type of Loan Facility:

☑	The Loan Facility is a Revolving Loan Facility (other than a Transaction Specific Revolving Loan Facility). (Complete subsections (2.), (3.) and (5.), and, if applicable, (6.) below.)

☐	The Loan Facility is a Transaction Specific Revolving Loan Facility. (Complete subsections (3.), (4.), and (5.), and, if applicable, (6.) below.)

☐	The Loan Facility is a Transaction Specific Loan Facility. (Complete subsections (3.), (4.), and (5.), and, if applicable, (6.) below.)

(2.)	For a Revolving Loan Facility, identify the top three countries to which the Items will be exported: Country of Export: South Korea Country of Export: Canada Country of Export: Germany
(3.)	Estimated Total Export Sales each year to be supported by this Loan Facility: $ 38,800,000.00
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(4.)	For a Transaction Specific Revolving Loan Facility or a Transaction Specific Loan Facility, identify the Specific Export Order(s):

Country of Export:

Contract Price:	$

Contract Number:

Contract Date:

Parties:

(5.)	Lender shall conduct field examinations:
☐	At least every six (6) months starting on the date six (6) months following the Effective Date of the Loan Facility.
☑
At least every six (6) months starting 4/30/11 (specify date no later than six (6) months following the Effective Date of the Loan Facility; semi-annual field examination schedule must include Borrower’s fiscal year end date if audited financial statements will substitute for one field examination annually).

(6.)	For Loan Facilities with a Loan Facility Term greater than one (1) year, Lender shall provide Ex-Im Bank an annual review:
☐	On each Loan Facility Anniversary Date or

☐	Annually starting (specify date no later than the first anticipated Loan Facility Anniversary Date).
6.	Security Interests:

Subject to the provisions of subsections D, E and F below in this Section 6, Lender agrees to obtain and maintain the following valid, enforceable and perfected security interests in the following Collateral, and the proceeds thereof:

A.	First priority in the following (check all that apply):
☑	All Inventory.

☐	All Export-Related Inventory.

☐	All Export-Related Overseas Inventory.
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☐	All Export-Related Inventory relating to Specific Export Order(s).

☐	All Export-Related Overseas Inventory relating to Specific Export Order(s).

☑	All Accounts Receivable.

☐	All Export-Related Accounts Receivable.

☐	All Export-Related Overseas Accounts Receivable.

☐	All Export-Related Accounts Receivable relating to Specific Export Order(s).

☐	All Export-Related Overseas Accounts Receivable relating to Specific Export Order(s).

☑	All General Intangibles.

☐	All Export-Related General Intangibles.

☐	All Other Assets. Please specify:

☐	All Other Collateral. Please specify:
B.	Secondary Collateral: Any other assets of Borrower in which Lender is receiving a Lien to secure any other financial accommodations provided by Lender to such Borrower.

Please specify: Cash collateral being held at JPMC securing other facilities

C.	Guarantor Collateral: Any assets of a Guarantor or a third party in which Lender is granted a Lien to secure any financial accommodations provided by Lender to Borrower.

Please specify: N/A

D.	Permitted Liens:
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(1) Liens granted to the Connecticut Development Authority pursuant to: (a) the Note in the amount of $4,000,000, the Loan Agreement, and the Security Agreement all dated April 29, 2008; and (b) the Loan Agreement with the Connecticut Development Authority Dated as of June 30, 2000, as amended.

(2) Liens granted to (i) Relational, LLC, (ii) Relational II, LLC, and(iii) Key Equipment Finance Inc. for which UCC Financing Statements have been filed prior to the date hereof, securing equipment leased or purchased by the Borrower;

(3) Liens granted or to be granted in connection with the financing of power plants to be sold by the Borrower to entities controlled by the Borrower or the Borrower’s distribution partners for projects selected by the State of Connecticut Department of Public Utility Control (“DPUC”) for purposes of providing 43.5 megawatts, including (but not limited to) projects for generating approximately 27.3 megawatts of power which may be financed in whole or in part by a United States Department of Energy Loan Guarantee.

(4) Liens on raw materials which secure trade debt arising from the purchase of such raw materials and such trade debt is incurred by borrower in the ordinary course of business;

(5) Liens and all associated rights of the Department of Energy and other governmental agencies arising from so-called “march-in rights” to the technology subject to a cooperative research and development agreement.

E.	The Liens of Lender on the Secondary Collateral shall be a first priority Lien except for the following Liens: N/A

F.	The Liens of Lender on the Guarantor Collateral shall be a first priority Lien except for the following Liens: N/A

G.	Are you separately collateralizing the Unguaranteed Portion10% portion of this Loan Facility?

No ☑

Yes ☐ If yes, please specify separate collateral. _________________________.

Note: Lender cannot collateralize its retained 10% risk with cash, cash equivalents or marketable securities from Borrower, any Guarantor, or any of Borrower’s Affiliates (as defined in Section 5(b) of the Delegated Authority Letter Agreement) or any third party guarantors.

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7.	Terms of Sale:

The terms of sale for the Items under this Loan Facility shall be typical for the industry but in no event shall allow for payment more than 180 days following the original invoice date. The terms may include the following:

☑	Confirmed irrevocable letters of credit.

☑	Irrevocable letters of credit.

☑	Open account insured through Ex-Im Bank export credit insurance for comprehensive commercial and political risk.

☑	Open account insured through non Ex-Im Bank export credit insurance for comprehensive commercial and political risk.

☑	Cash payment received prior to shipment.

☑	Open account uninsured.

☑	Sight draft documents against payment (also known as “documentary collections”).

☐	Other terms. [If checked, any such terms of sale must be fully described on an attached addendum in order for this Notice to be considered complete.]
8.	Interest Rate and Other Fees.
A.	Lender’s Interest Rate: JPMC CBFR or LIBOR + 1 1/2%

B.	Other Fees: Letter of Credit fees if applicable
9.	Facility Fee: Lender will submit a completed and signed Schedule A together with the Facility Fee amount determined in accordance with the applicable section of Schedule A:
A.	within ten (10) Business Days of the Effective Date;

B.
with respect to a Revolving Loan Facility (other than a Transaction Specific Revolving Loan Facility), within ten (10) Business Days of the first and second anniversaries of the Effective Date, as applicable; and/or

C.
within ten (10) Business Days of the Effective Date of an Extension of the Final Disbursement Date (such Extensions not to exceed one-hundred-twenty (120) days in the aggregate), as applicable. Please note that Ex-Im Bank considers a Renewal to be a new Loan Facility rather than an Extension.

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10.	Final Disbursement Date: January 3, 2012.

11.	Financial Reporting Requirements: Borrower and each Guarantor shall deliver to Lender the following financial statements:
A.	Year End Financial Statements.

Within one hundred and twenty (120) days of Borrower’s and each Guarantor’s (other than individual Guarantor) fiscal year end or if such Person is required to submit a Form 10-K at the time of filing of such Form 10-K, the income statement, balance sheet and statement of cash flow as of such fiscal year-end including in each case all footnotes and other disclosures, which financial statements have been (check one):

☑	certified without qualification by an independent accounting firm acceptable to Lender (the “Accountants”) (For Loan Facilities with a Maximum Amount of $5,000,000 or more)

☐	reviewed by the Accountants (For Loan Facilities with a Maximum Amount of $2,000,000 or more but less than $5,000,000)

☐	compiled by the Accountants (For Loan Facilities with a Maximum Amount of $1,000,000 or more but less than $2,000,000)

☐
internally prepared by management of such Person in accordance with GAAP, certified as fairly presenting the financial condition of such Person as of the date thereof by an authorized officer of such Person (For Loan Facilities with a Maximum Amount of less than $1,000,000)

B.	Quarterly Financial Statements.

Within 45 days of Borrower’s and each Guarantor’s (other than an individual Guarantor) fiscal quarter end or if such Person is required to submit a Form 10-Q at the time of filing of such Form 10-Q, the income statement, balance sheet and statement of cash flow as of the end of such fiscal quarter which have been internally prepared by management of such Person in accordance with GAAP, and certified as fairly presenting the financial condition of such Person as of the date thereof by an authorized officer of such Person.

C.	Individual Guarantors Financial Statements: Once each year, a personal financial statement on a bank form or such other form generally accepted by Lender.
12.	Country Limitation Schedule: (See Country Limitation Schedule dated October 28, 2010, attached hereto, which may be updated from time to time)

13.
See attached waiver letters dated August 2, 2010, November 10, 2010 and December 13, 2010 and e-mail correspondence dated December 16, 2010 from the Export-Import Bank of the United States for a listing of the approved waiver items.

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IN WITNESS WHEREOF, Lender has caused this instrument to be executed and delivered as of this 4th day of January, 2011.

Name of Lender:	JPMorgan Chase Bank, N.A.

By:
(Signature)
Name:	Randall Mascorro
Title:	Vice President

Address:
	2200 Ross Ave., 6th Floor	Telephone: 214-965-3632
	Dallas, Texas 75201	Telefax: 214-965-3671
Receipt acknowledged by:
Export-Import Bank of the United States

By:	(Signature)

Name:

Title:	, Business Credit Division
Date:

Ex-Im Bank hereby designates the Loan Facility referred to in this Loan Authorization Notice as Guaranteed Loan Facility No.                                         .
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